--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                ______________________

                               SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE
ACT OF 1934

           Filed by the Registrant  /X/
           Filed by a Party other than the Registrant / /

           Check the appropriate box:
              /X/   Preliminary Proxy Statement
              / /   Confidential, for Use of
                    the Commission Only (as
                    permitted by Rule 14a-6(e)(2))
              / /   Definitive Proxy Statement
              / /   Definitive Additional Materials
              / /   Soliciting Material Pursuant to Seciton 240.14a-11(c) or
                    Section 240.14a-12

                                 DELTA HOLDING, INC.
      -------------------------------------------------------------------------
                   (Name of Registrant as Specified in Its Charter)


      -------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/ /   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)
      (2) or Item 22(a)(2) of Schedule 14A
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

CALCULATION OF FILING FEE

-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
                                                 Per unit price or other
                                                  underlying value of           Proposed
Title of each class of     Aggregate number of    transaction computed           maximum
securities to which        securities to which    pursuant to Exchange        aggregate value of
transaction applies        transaction applies       Act Rule 0-11             transaction            Total
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
            -                      -                      -                       -                     -
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

/X/ Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:   $125               Filing Party:   DELTA HOLDING, INC.
                       ----------                         ----------------------
Form, Schedule or
Registration Statement No.:  FILE NO. 0-24010   Date Filed:JANUARY 16, 1996
                           ------------------              ----------------

                                                              PRELIMINARY COPIES

                                 DELTA HOLDING, INC.
                            258 S.W. 43rd Street, Suite A
                              Renton, Washington  98055

                                   November X, 1996

Dear Shareholder:

           The Annual Meeting of Shareholders of Delta Holding, Inc. (the "Company") will be held on Monday, December 16, 1996, at 10 a.m. Pacific Standard Time at the Best Western Executive Inn, 5700 Pacific Highway East, Fife, Washington 98424.

           You are being asked to consider a proposal of great importance--the adoption of a Plan of Complete Liquidation and Dissolution (the "Plan"). In addition, you will have the opportunity to vote for an individual to serve as the Class A director and two individuals to serve as the Class B directors on the Company's staggered Board of Directors.

           The Board of Directors has approved the Plan and, as required by applicable Washington law, is submitting the Plan to the shareholders for approval. The Plan will be adopted if approved by shareholders who hold two-thirds or more of the Company's outstanding shares. If the Plan is adopted, the Company's assets, subject to existing liabilities, will be transferred to a liquidating trust, established for the sole purpose of collecting and disposing of the Company's assets, paying off and discharging liabilities, and distributing the net proceeds to the shareholders.

           Each of the members of the Board of Directors recommends approval of these proposals. The formal Notice of Meeting and Proxy Statement appear on the following pages and contain detailed discussions of these proposals. We urge you to read carefully the description of these proposals in the Proxy Statement.

           We hope you can attend the meeting. However, whether or not you plan to attend, please complete, sign, date and return the accompanying proxy card as soon as possible in the enclosed envelope. If you attend the meeting, you may revoke your proxy if you wish and vote personally. It is important that your shares be represented.

                                      SINCERELY,


                                  GORDON H. CHEADLE
                                    PRESIDENT AND
                              VICE CHAIRMAN OF THE BOARD

                                                              PRELIMINARY COPIES

                                 DELTA HOLDING, INC.
                            258 S.W. 43RD STREET, SUITE A
                                  RENTON, WA  98055
                              TELEPHONE:  (206) 251-9192

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD DECEMBER 16, 1996

           Notice is hereby given that the Annual Meeting of the Shareholders of Delta Holding, Inc., a Washington corporation (the "Company"), will be held at the Best Western Executive Inn, 5700 Pacific Highway East, Fife, Washington 98424, on Monday, December 16, 1996, at 10 a.m. Pacific Standard Time for the following purposes:

           (1) to consider and act upon a resolution to consent to, approve and adopt the Plan of Complete Liquidation and Dissolution which is described in and attached as Exhibit A to the accompanying Proxy Statement;

           (2) to elect an individual to serve as the Class A director and two individuals to serve as the Class B directors on the staggered Board of Directors; and

           (3) to transact such other business as may properly come before such Annual Meeting or any adjournments thereof.

           The Board of Directors has set the close of business on November X-1, 1996 as the date for the determination of the shareholders entitled to notice of and to vote at such Annual Meeting and, accordingly, only such persons as are holders of record of Common Stock of the Company at the close of business on that date will be entitled to vote at such Annual Meeting or any adjournments thereof.

           Your attention is directed to the Proxy Statement which follows.

                                     BY ORDER OF THE BOARD OF DIRECTORS



                                     GORDON H. CHEADLE
                                     PRESIDENT AND VICE CHAIRMAN OF THE BOARD
November X, 1996
Renton, Washington

           WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY IF YOU WISH AND VOTE PERSONALLY. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED.

                                                              PRELIMINARY COPIES

                                 DELTA HOLDING, INC.
                            258 S.W. 43RD STREET, SUITE A
                                  RENTON, WA  98055
                              TELEPHONE:  (206) 251-9192

                        PROXY STATEMENT FOR ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD ON DECEMBER 16, 1996

                                     INTRODUCTION

           This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Delta Holding, Inc., a Washington corporation (the "Company"), for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10 a.m., Pacific Standard Time on Monday, December 16, 1996, at the Best Western Executive Inn, 5700 Pacific Highway East, Fife, Washington 98424, or at any adjournments thereof.
 This Proxy Statement, the accompanying Proxy and other information are being mailed to shareholders on or about November X, 1996. This Proxy Statement should be read both carefully and in its entirety before a shareholder votes upon the proposals presented at the Annual Meeting.

           A shareholder giving a proxy on the enclosed form has the power to revoke it by written communication delivered to the Secretary of the Company at any time before the proxy is exercised or by a duly executed proxy bearing a later date. If a shareholder attends the Annual Meeting and wishes to vote his or her shares in person, his or her proxy will not be used. All proxies not so revoked will be voted as instructed therein. In the absence of any instruction, such proxies will be voted "FOR" the proposals set forth in the foregoing Notice of Annual Meeting of Shareholders.

           In addition to the solicitations by mail, the officers and regularly engaged employees of the Company may solicit proxies by telephone, telegraph or personal calls, at no additional compensation. The Company has also engaged Hebert Research, Inc. to assist in soliciting proxies for the Annual Meeting. Banks, brokerage firms, custodians, nominees and fiduciaries may be reimbursed by the Company for their reasonable out-of-pocket expenses in sending proxy material to their principals.

           Only holders of record of the Company's common stock, $1.00 par value ("Common Stock"), at the close of business on November X-1, 1996, are entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof. The total number of outstanding shares of Common Stock as of that date was 484,128. As of the date of this Statement, the Company knows of no other business which will be presented for consideration at the Annual Meeting. However, the proxies solicited hereby will be exercised on any other matters and proposals that may properly come before the Annual Meeting or any adjournments thereof in accordance with the discretion of the persons named therein. The presence at the Annual Meeting, in person or by proxy, of a majority of the shares outstanding and entitled to vote will constitute a quorum for the transaction of business.

                                       CONTENTS

Summary Of The Proxy Statement . . . . . . . . . . . . . . . . . . . . . .    1
     Proposal No. 1--Adoption of the Plan. . . . . . . . . . . . . . . . .    1
          Principal Provisions of the Plan . . . . . . . . . . . . . . . .    1
          Reasons for Adopting the Plan  . . . . . . . . . . . . . . . . .    3
          Disadvantages in Adopting the Plan . . . . . . . . . . . . . . .    3
          Accounting Treatment of Transaction  . . . . . . . . . . . . . .    4
          Federal Income Tax Consequences  . . . . . . . . . . . . . . . .    4
          Absence of Appraisal Rights  . . . . . . . . . . . . . . . . . .    5
          Recommendation of the Board  . . . . . . . . . . . . . . . . . .    5
          Consequences of Failure to Approve Proposal No. 1  . . . . . . .    5
     Proposal No. 2--Election of Class A Director and Class B Directors  .    5
     Payment of Class 5 Claims . . . . . . . . . . . . . . . . . . . . . .    6
Proposal No. 1--Adoption of the Plan . . . . . . . . . . . . . . . . . . .    8
     Background Information  . . . . . . . . . . . . . . . . . . . . . . .    8
     Warranty Business . . . . . . . . . . . . . . . . . . . . . . . . . .    9
     Reasons for Adopting the Plan . . . . . . . . . . . . . . . . . . . .   10
     Disadvantages in Adopting the Plan  . . . . . . . . . . . . . . . . .   13
     Factors Relating to Liquidation Value of the Company's Assets . . . .   14
     Principal Provisions of the Plan  . . . . . . . . . . . . . . . . . .   15
     Dissolution Proceedings . . . . . . . . . . . . . . . . . . . . . . .   16
     Liquidating Trust . . . . . . . . . . . . . . . . . . . . . . . . . .   16
     Close of Transfer Books . . . . . . . . . . . . . . . . . . . . . . .   19
     Absence of Appraisal Rights . . . . . . . . . . . . . . . . . . . . .   19
     Recommendation of the Board; Required Shareholder Approval  . . . . .   19
     Consequences of Failure to Approve Proposal No. 1 . . . . . . . . . .   19
Federal Income Tax Consequences of the Plan  . . . . . . . . . . . . . . .   20
     Consequences to the Company . . . . . . . . . . . . . . . . . . . . .   20
          Distribution of Property . . . . . . . . . . . . . . . . . . . .   20
          Income Prior to Dissolution  . . . . . . . . . . . . . . . . . .   20
     Consequences to Shareholders  . . . . . . . . . . . . . . . . . . . .   21
          Gain and Loss on Transfer of Assets  . . . . . . . . . . . . . .   21

          Gain and Loss From Ongoing Operations of the
               Liquidating Trust . . . . . . . . . . . . . . . . . . . . .   22
     Liquidating Trust . . . . . . . . . . . . . . . . . . . . . . . . . .   22
     Backup Withholding  . . . . . . . . . . . . . . . . . . . . . . . . .   22
Proposal No. 2--Election of Directors  . . . . . . . . . . . . . . . . . .   23
The Company's Business . . . . . . . . . . . . . . . . . . . . . . . . . .   25
The Company's Properties . . . . . . . . . . . . . . . . . . . . . . . . .   26
     Leased Properties . . . . . . . . . . . . . . . . . . . . . . . . . .   26
     Owned Properties  . . . . . . . . . . . . . . . . . . . . . . . . . .   26
Recent Property Sales  . . . . . . . . . . . . . . . . . . . . . . . . . .   27
Plans Regarding Sale of the Company's Remaining Real Estate Assets . . . .   28
Payment of Class 5 Claims  . . . . . . . . . . . . . . . . . . . . . . . .   30
Management's Discussion and Analysis of Results of Operations and
     Financial Condition . . . . . . . . . . . . . . . . . . . . . . . . .   31
     Results of Operations . . . . . . . . . . . . . . . . . . . . . . . .   32
          Background . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
          For the Six Months Ended June 30, 1996 vs. The Six Months Ended June
          30, 1995 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
          For the Year Ended December 31, 1995 vs. The Year Ended December 31,
          1994 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
     Discontinued Operations . . . . . . . . . . . . . . . . . . . . . . .   34
     Financial Condition, Liquidity and Future Plans . . . . . . . . . . .   35
Executive Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
Security Ownership of Management . . . . . . . . . . . . . . . . . . . . .   36
Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . .   37
     Board Report on Executive Compensation  . . . . . . . . . . . . . . .   37
     Executive Compensation Table  . . . . . . . . . . . . . . . . . . . .   38

Transactions Involving Directors . . . . . . . . . . . . . . . . . . . . .   38
Independent Auditors . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
Market Price of and Dividends on Common Equity and Other
     Shareholder Matters . . . . . . . . . . . . . . . . . . . . . . . . .   41
Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
Proposals of Shareholders  . . . . . . . . . . . . . . . . . . . . . . . .   42
Delay in Holding Annual Meeting  . . . . . . . . . . . . . . . . . . . . .   42
Delinquent SEC Filings . . . . . . . . . . . . . . . . . . . . . . . . . .   44
Other Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     45
Solicitation of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . .   45

EXHIBITS
Plan of Complete Liquidation and Dissolution. . . . . . . . . . . . . . .     A
Form of Liquidating Trust Agreement. . . . . . . . .Appendix I to Exhibit     A
Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . .    B

                            SUMMARY OF THE PROXY STATEMENT

       The following is a summary of material information concerning the proposals to be voted upon by the shareholders and of certain other information contained in this Proxy Statement. This summary is included for convenience only and is not to be considered complete. It is qualified in its entirety by the more detailed information and financial statements contained elsewhere in this Proxy Statement.

       At the Annual Meeting of Delta Holding, Inc., a Washington corporation (the "Company"), shareholders will be asked (i) to consent to, approve and adopt the Plan of Complete Liquidation and Dissolution (the "Plan") attached to this Proxy Statement as Exhibit A and (ii) to elect Gordon H. Cheadle as the Class A director to serve until the Company's 1998 Annual Meeting and Maynard G. Norman and Terry L. Switzer as the Class B directors to serve until the Company's 1999 Annual Meeting.

PROPOSAL NO. 1--ADOPTION OF THE PLAN

       PRINCIPAL PROVISIONS OF THE PLAN

       The Board of Directors (the "Board") has approved the Plan and, as required by applicable Washington law, is submitting the Plan to shareholders for approval. The Plan will be adopted if approved by shareholders who hold two-thirds or more of the Company's outstanding shares. The following is a brief summary of the principal features of the Plan:

       (i) If the Plan is adopted, all of the Company's assets, subject to existing liabilities, will be transferred to a liquidating trust (the "Liquidating Trust") established for the sole purpose of collecting and disposing of the Company's assets, paying off and discharging liabilities, and distributing the net proceeds to the shareholders.

       (ii) The Company will file articles of dissolution with the Washington Secretary of State to dissolve the corporation under applicable state law. Following dissolution, the Company will remain in existence for the sole purpose of taking steps necessary to transfer to the Liquidating Trust assets subject to liabilities, and to facilitate the discharge of liabilities, including determining whether and to what extent to notify its known claimants of the dissolution in order to take advantage of the statutory prohibition blocking claims against the Company if not asserted within 120 days from the date of written notice to known creditors.

       (iii) Shareholders as of November X-1, 1996 will automatically receive their pro rata share of the beneficial interests in the Liquidating Trust if the Plan is approved and the Liquidating Trust is established. Shareholders will not be required to surrender their stock certificates in order to acquire their beneficial interests in the Liquidating Trust. After issuance of the beneficial interests, such interests are not transferable except for transfers by will, intestate succession or operation of law and except for transfers from the record holder of shares to the beneficial owner of such shares.

       (iv) The Liquidating Trust, which will be organized pursuant to the Liquidating Trust Agreement, will be administered by three trustees (the "Trustees") who will have broad authority to administer the Liquidating Trust and to dispose of its assets, subject to certain limitations set forth in the Liquidating Trust Agreement. Gordon H. Cheadle, James F. Johannes and Maynard G. Norman, who have served as three of the Company's five directors, will serve as the initial Trustees.

       (v) The Trustees are charged with the responsibility of disposing of the assets transferred to the Liquidating Trust and held on behalf of the Liquidating Trust's beneficiaries. It is anticipated that the Trustees will attempt to sell assets for cash, but are authorized to sell assets on terms, if the Trustees believe in their discretion that such sales maximize the prices at which the assets can be sold. In no event will, however, the Trustees accept a deferred payment arrangement providing for a final payment on the assets sold that is more than three years after the establishment of the Liquidating Trust.

       (vi) Each of the beneficiaries in the Liquidating Trust will be entitled to its pro rata share of distributions, if any, made by the Liquidating Trust. It will be left to the discretion of the Trustees to determine when such distributions should be made. The Trustees may make one or more distributions as assets are sold and the assumed liabilities discharged or postpone distributions until all liabilities have been discharged or the discharge thereof provided for and the final amounts available for distribution have been determined.

       (vii) After establishing the Liquidating Trust and transferring to it the Company's assets, subject to existing liabilities, the Company will deregister as a public company under the Securities Exchange Act of 1934, as amended (the "1934 Act") and will no longer be subject to the periodic reporting obligations imposed upon public companies.

       (viii) The Liquidating Trust Agreement imposes certain reporting obligations upon the Trustees for the benefit of the beneficiaries. As soon as possible after the close of each calendar year, the Trustees will mail to beneficiaries a statement reflecting information which may be helpful in determining the amount of taxable income from the Liquidating Trust that they should include in their federal income tax returns. In addition, after the termination of the Liquidating Trust, the Trustees will be required to submit a written report and accounting to the beneficiaries that will include financial statements of the Liquidating Trust. There is no requirement that such financial statements be audited or certified by an independent certified public accounting firm. The Trustees may submit special reports for interim periods if they deem it advisable.

       REASONS FOR ADOPTING THE PLAN

       The Board is recommending the adoption of the Plan for the following reasons:

       (i) With the Company's sale of its warranty business, the Company has no operating business and owns only real estate assets, each of which is on the market, making this an opportune time to proceed with the dissolution of the Company and the final liquidation of its assets;

       (ii) Adoption of the Plan is appropriate, in the Board's view, to realize one of the primary objectives of the Second Amended Plan of Reorganization (the "Second Amended Plan"), the liquidation of assets and distribution to shareholders of their pro rata share of the Company's net value;

       (iii) The Company's dissolution, and the establishment of the Liquidating Trust, will eliminate certain administrative costs that otherwise would have been incurred by the Company during liquidation if the Company were not to be dissolved; and

       (iv) The Plan represents, in the Board's opinion, the most prudent way for the Company to discharge its known liabilities and to provide for contingent and unknown liabilities.

       DISADVANTAGES IN ADOPTING THE PLAN

       If the Plan is approved by shareholders, the Company will cease to be a public company and the Company's assets and liabilities will be assigned and transferred to the Liquidating Trust. This change in status might arguably disadvantage shareholders in several ways. Since the Liquidating Trust, as the Company's successor, would not be subject to the periodic reporting requirements of the 1934 Act, shareholders will not have public access to the same type of information regarding the Company that would have been available had the Company remained a public company. The Trustees are not required to furnish the beneficiaries quarterly or annual reports, although it is anticipated that the Trustees will provide interim reports of the Liquidating Trust's affairs. The Trustees must submit to the beneficiaries a final accounting of the Liquidating Trust. There is no requirement that financial statements of the Trust be audited. In contrast, the Company is now required to file with the SEC quarterly and annual reports, and special interim reports when material events affecting the Company occur, and the financial statements in the Company's annual reports must be audited by independent public accountants. The Trustees of the Liquidating Trust are appointed, and continue to serve as trustees, pursuant to the terms of the Liquidating Trust Agreement. Beneficiaries do not elect each year persons to serve as Trustees and do not have the democracy rights available to shareholders in a public company. The interests of the beneficiaries are not transferable, except in limited instances. See "Proposal No. 1--Adoption of the Plan--Liquidating Trust" as to the beneficiaries' right to transfer interests in the Liquidating Trust.

       ACCOUNTING TREATMENT OF TRANSACTION

       The Company currently uses historical based cost accounting for preparation of its financial statements. If approved, the liquidation and dissolution proposal will be reflected in the Company's financial statements using the liquidation basis of accounting, which values assets at their estimated net realizable value and liabilities at their estimated settlement amount.

       FEDERAL INCOME TAX CONSEQUENCES

       The liquidation of the Company will constitute a taxable event for the shareholders and the Company. Each shareholder's taxable gain or loss, for federal income tax purposes, will be measured, on a "per share" basis, by the difference between (i) the shareholder's pro rata share of the fair market value, net of liabilities, of the assets transferred to the Liquidating Trust and (ii) the shareholder's basis in his or her Company Common Stock. Loss will be recognized only when the final distribution from the Company has been received or is determinable with reasonable certainty and only if the aggregate value of the distributions with respect to a share is less than the shareholder's adjusted basis therein. The Company will recognize gain or loss on the transfer of its assets to the Liquidating Trust equal to the difference between the fair market value of the assets and the Company's adjusted basis therein. See "Federal Income Tax Consequences of the Plan."

       ABSENCE OF APPRAISAL RIGHTS

       Under Washington law, shareholders of the Company will not be entitled to appraisal rights or similar rights of dissenters with respect to the Plan.

       RECOMMENDATION OF THE BOARD

       Each of the five members of the Board voted to recommend a vote for adoption of the Plan. The affirmative vote of two-thirds or more of the Company's shares outstanding and entitled to vote is required for adoption of the Plan. As a result, any shares not voted (whether by abstention, broker nonvote or otherwise) will have the same effect as a vote against the proposal.

       CONSEQUENCES OF FAILURE TO APPROVE PROPOSAL NO. 1

       If the shareholders fail to adopt the Plan, the Board will not be authorized to proceed with the dissolution of the Company. This will deprive the Company of the opportunity to take advantage of the statutory provisions for managing known and unknown claims against the Company. In addition, the Company will remain a public company, subject to the 1934 Act, obligating it to make periodic and special reports to the Securities and Exchange Commission, to have the Company's annual financial statement audited and to take certain other actions to comply with applicable federal rules and regulations. Such actions will, in the Board's opinion, increase the cost of disposing of the Company's assets, reducing the amount potentially available for distribution to shareholders.

       Whether or not the Plan is approved, the Company does not intend to pursue any new business activities, and the Board intends to continue the Company's efforts to sell all remaining assets as soon as acceptable offers can be secured. The sale of such assets, which are owned by the Company through wholly owned subsidiaries, does not, in the Board's opinion, require the approval of the shareholders. At such time as the Company has disposed of all real estate and other assets, it will cease active operations and again solicit the approval of the shareholders to file for dissolution.

PROPOSAL NO. 2--ELECTION OF CLASS A DIRECTOR AND CLASS B DIRECTORS

       It is proposed that Gordon H. Cheadle, one of the Company's directors, be elected to serve as the Class A director until the sooner of (i) the expiration of his term, which is a three-year term expiring with the 1998 Annual Meeting, or (ii) his successor is duly elected and qualified. It is also proposed that Maynard G. Norman, one of the Company's current directors, and Terry L. Switzer, the Company's Vice President and Secretary, be elected to serve as the Class B directors until the sooner of

(i) the expiration of their term, which is a three-year term expiring with the 1999 Annual Meeting, or (ii) their successors are duly elected and qualified. Under the Company's Articles of Incorporation, the Board has three classes of directors, with members of each class serving for three-year terms. At this meeting, one Class A director and two Class B directors are to be elected. The Class A director would have been elected at the 1995 Annual Meeting but for the delay in holding of such meeting. See "Delay in Holding Annual Meeting" below.

       Holders of shares of Common Stock are entitled to one vote per share with respect to the election of each director proposed for election at the Annual Meeting. Shareholders will have a quorum for conducting business at the Annual Meeting if a majority of the outstanding shares entitled to vote are represented in person or by proxy. The affirmative vote of a majority of the shares represented at the meeting is required to elect the Class A director and each of the Class B directors. Any shares not voted (whether by abstention, broker nonvote or otherwise) will have no impact on the vote, as long as a quorum for conducting business is represented at the Annual Meeting.

PAYMENT OF CLASS 5 CLAIMS

       Prior to 1988, Delta Financial Services, Inc. ("DFS"), a predecessor to the Company, which is now a wholly owned subsidiary, offered a note and deed of trust program. Participants in this program loaned funds to DFS in exchange for promissory notes secured by liens against property owned by DFS.
 The priority of these liens was established by the order in which the loans were made to DFS and the related deeds of trust recorded against the DFS properties given as collateral. Under the Second Amended Plan, which was adopted by the Company in 1993, the outstanding notes issued under this program were characterized as Class 5 Claims against the Company, retaining their liens against the collateral and recognized as having a value equal to 100% of the claims, together with accrued interest, as of the effective date of the Second Amended Plan. The Company obligated itself to pay accrued interest on the outstanding balance of such Class 5 Claims at 4% per annum on September 1 of each year, commencing on September 1, 1994, and continuing until September 1, 1996 or the earlier maturity date of the obligation. The Second Amended Plan provided for the Company to add any unpaid interest on the interest payment date to the outstanding balance of the Class 5 Claims. Each of the Class 5 Claims was to mature upon the earlier of September 1, 1996 or the date the collateral securing such Class 5 Claim is sold.

       Due to the Company's disappointing financial performance, it did not make any interest payments on the Class 5 Claims on either September 1, 1994 or September 1, 1995. As provided in the Second Amended Plan, the interest that had accrued on the

Class 5 Claims as of such dates was added to the outstanding principal balance of the Class 5 Claims and the new principal balance continued to accrue interest at 9.5% per annum. Upon the sale of the Delta Financial Center, the Leopold Retirement Center, the Best Western Lakeway Inn, the Carmel Apartments and the Rockledge Apartments, which transactions were closed in 1995 and 1996, the Company retired all Class 5 Claims with liens against these properties and paid in the aggregate approximately $9,936,000. As of September 1, 1996, the maturity date for the Class 5 Claims, the outstanding principal plus accrued interest of the Class 5 Claims was approximately $2,050,000, all of which was secured by liens against the Kit Carson Apartments. The Kit Carson Apartments was sold in October 1996 and the Company used a portion of the net sale proceeds from the sale of this project to retire the outstanding Class 5 Claims. The balance of net sale proceeds, approximately $544,000, was set aside as Company reserves.

                         PROPOSAL NO. 1--ADOPTION OF THE PLAN

BACKGROUND INFORMATION

       In September 1987, Delta Financial Services, Inc. ("DFS") filed a bankruptcy petition for protection under Chapter 11 of the U.S. Bankruptcy Code. DFS proposed a plan of reorganization which was declared effective by the U.S. Bankruptcy Court in November 1988 (the "First Amended Plan"). The Company was formed at that time to facilitate DFS's plan of reorganization and in connection therewith acquired all of the outstanding shares of the Common Stock of DFS and certain related companies (the "Delta Companies"), and assumed certain secured and unsecured obligations of DFS. DFS's First Amended Plan covered all the assets and liabilities of DFS and the Delta Companies, even though DFS itself was the only party that filed for relief under federal bankruptcy laws.

       Given the Company's consolidated financial performance following consummation of the First Amended Plan, the Company was aware that it would be unable to satisfy certain financial obligations to its creditors which matured in September, 1993 and, correspondingly, petitioned the U.S. Bankruptcy Court to approve a Second Amended Plan of Reorganization (the "Second Amended Plan"). Under the Second Amended Plan, which was approved in August 1993, the Company satisfied the financial obligations of certain of its creditors by offering them the option of exchanging their claims for either shares of the Company's Common Stock or beneficial interests in a newly established liquidating trust, to which the Company contributed certain assets and liabilities. Over 3,500 creditors exercised the option of exchanging their claims for shares of the Company's Common Stock and this exchange brought the Company within the definition of a public company under
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and, as a result, the Company registered with the Securities and Exchange Commission (the "Commission") as a public company in 1994.

       The Company succeeded to the businesses originally conducted by DFS and its related companies which historically consisted of two segments:

       (i) the ownership and operation of a number of real estate assets in Washington and Colorado and

       (ii) the business of selling extended service contracts under the trade name "Delta Warranty" with respect to various consumer products, including consumer electronics, appliances, computers, office equipment and lawn and garden equipment.

       Under the Second Amended Plan, the Company was not under an obligation to dispose of its real estate assets. However, the Company's management indicated at the time of the Second Amended Plan that it did not intend for the Company to remain indefinitely in the real property business but expected to dispose of the real estate assets when market conditions were deemed favorable. Since 1993, the Company has sold or otherwise disposed of nine properties, including the recent sales of the Leopold Retirement Center in February 1996, the Lakeway Inn in May 1996, the Carmel Apartments and the Rockledge Apartments in August 1996 and the Kit Carson Apartments in October 1996 as part of an overall plan for the orderly disposition of real estate assets.

WARRANTY BUSINESS

       Through the Second Amended Plan, the Company secured the opportunity to continue its warranty business, with the hope of generating significant future profits to increase the value of the Company and possibly to permit subsequent distributions to shareholders. The disclosure statement accompanying the Second Amended Plan noted that while the net receipts generated by the warranty business had fallen substantially below original expectations, the Company's management believed the warranty business had overcome the adverse impact resulting from the bankruptcy proceeding of DFS and was hopeful that revenues could be substantially increased. The Company generated sales from its warranty business of $4,980,000 and $5,804,000 in 1993 and 1994, respectively. However, after deferring sales to future periods representing future exposure for warranty claims, the reported revenues from the warranty business declined from $4,449,000 in 1993 to $3,926,000 in 1994, representing an approximate 12% decrease in annual revenues. The Company's expenses increased from $6,076,000 in 1993 to $6,884,000 in 1994, representing an approximate 13% increase in operating expenses. Accordingly, the Company recorded a net operating loss of $1,627,000 and $2,958,000 in 1993 and 1994, respectively. The Company attributes its increases in sales from 1993 to 1994 to an expansion of its business to include power conditioning and surge suppression equipment and to an expansion of the Company's dealer base for marketing extended warranties to consumers. The Company experienced higher operating expenses in 1994 compared to 1993 due to higher selling expenses and the cost of introducing in 1994 new programs to one of the Company's major retailers for the sale of extended warranties.

       The warranty business had negative cash flow of $1,317,000 in 1994 and $629,000 in the first seven months of 1995. This substantially depleted the Company's cash and created severe cash flow problems. The Company used cash from real estate operations, deferred the payment of accounts payable and utilized funds from the sale of assets to cover the cash shortfalls due to the warranty business. The Company did not have any available bank lines to cover these cash shortfalls.

These cash flow problems were responsible for the Board's decision to postpone the holding of the Annual Meeting. See "Delay in Holding Annual Meeting."

       Recognizing the financial drain of the warranty business, the Board, beginning in the spring of 1994, explored the possibility of securing equity or debt to fund the warranty business. The Board thought that such a capital infusion would permit an expansion of the warranty business, improving its profitability by taking advantage of the Company's existing management, database on warranty claim experience, dealer network and marketing expertise. The Board directed management to pursue opportunities for obtaining new capital, and this led to discussions with a number of potential capital sources, but management concluded, toward the end of 1994, that it was unlikely new capital could be arranged for the warranty business.

       During this time period, the Board also considered the feasibility of selling the warranty business and contacted a number of potential purchasers, including several of the Company's competitors. These inquiries led to a number of preliminary discussions about the terms of a prospective sale and generated several offers for the warranty business. In August 1995, the Company consummated the sale of the warranty business to DelCor Holdings, Inc., a newly formed corporation, partially owned by former key officers and employees of the Company. See "Transactions Involving Directors" for a discussion of the terms of this transaction.

REASONS FOR ADOPTING THE PLAN

       The Board is recommending the adoption of the Plan for the following reasons:

       (i) With the Company's sale of its warranty business, the Company has no operating business and owns only real estate assets, each of which is on the market, making this an opportune time to proceed with the dissolution of the Company and the final liquidation of its assets;

       (ii) Adoption of the Plan is appropriate, in the Board's view, to realize one of the primary objectives of the Second Amended Plan, the liquidation of assets and distribution to shareholders of their pro rata share of the Company's net value;

       (iii) The Company's dissolution, and the establishment of a liquidating trust ("Liquidating Trust"), will eliminate certain administrative costs that otherwise would have been incurred by the Company during liquidation if the Company were not to be dissolved; and

       (iv) The Plan represents, in the Board's opinion, the most prudent way for the Company to discharge its known liabilities and to provide for contingent and unknown liabilities.

       The following material provides additional explanation of the Board's reasons for adopting the Plan.

       With the Company's sale of its warranty business, the Company has no operating business and owns only real estate assets, each of which is on the market, making this an opportune time to proceed with the dissolution of the Company and the final liquidation of its assets. The Company did not receive any cash upon the sale of the warranty business that could be redeployed by management to increase the value of the shareholders' equity in the Company. Moreover, the Board does not believe it appropriate for the Company, at this stage in its history, to acquire a new business or to use the proceeds from the sale of the real estate assets for any purpose other than to discharge liabilities and to distribute the net proceeds, if any, among the shareholders. Neither the Company's prior performance nor the opportunities presented by the remaining real estate assets seem to warrant, in the Board's judgment, a continuation of the Company. In addition, the Board and management have decided that the liquidation of the remaining corporate assets and the cessation of the Company's business activities are most consistent with the intent of the Second Amended Plan and represent the likely desires of a majority of the shareholders who became shareholders of the Company only because their prior debt claims against DFS could not be paid.

       The Board expects the Company's dissolution and the establishment of the Liquidating Trust to eliminate certain operating and administrative costs that would otherwise be incurred by the Company if it were not to be dissolved. If the Plan is approved, the Company will immediately transfer its remaining assets to the Liquidating Trust, subject to then-existing liabilities, whose payment will be specifically assumed by the Liquidating Trust. The Company will then deregister as a public company under the 1934 Act. This action will allow the Company to avoid the incurrence of the legal, accounting and administrative expenses that are otherwise inherent in operating as a public company under the federal securities laws. Following dissolution and the establishment of the Liquidating Trust, the Company will no longer be obligated to comply with the various regulations applicable to public companies operating subject to the 1934 Act and corporations existing under Washington law. There will no longer be a need to hold an annual shareholders' meeting, to prepare proxy materials to solicit shareholder approval for the election of directors and approval for other corporate action, to prepare and file quarterly and special reports with the Commission, and to have the Company's financial statements audited by an independent certified public accountant. The cost of administering the liquidation of the Company's assets will be limited to the specific costs incurred by the Liquidating Trust (see "--Liquidating Trust" below), which expenses are expected to be substantially less than the costs the Company would incur if it sought to liquidate its assets while remaining a public company subject to the extensive reporting requirements of the 1934 Act.

       The Plan represents, in the Board's opinion, the most prudent way for the Company to discharge its known liabilities, to provide for the payment of contingent and unforeseen liabilities and to limit its exposure as a result of future business activities. Following dissolution, the Company will continue its corporate existence under Washington law solely for the purpose of engaging in activities appropriate to the winding up and liquidation of its business and affairs. This will permit the Company to take the steps necessary to transfer its assets to the Liquidating Trust, to discharge its liabilities and to provide for the distribution of its remaining assets, after the payment of liabilities to shareholders, through the Liquidating Trust. Following dissolution, the Company will not be authorized to engage in any additional business activities, thus limiting the Company's exposure for business activities unrelated to the liquidation of the Company's assets.

       The Washington Business Corporation Act ("WBCA") sets forth specific procedures that may be used by a dissolved corporation to dispose of known claims. A dissolved corporation may notify in writing its known creditors of the dissolution at any time after its effective date. Such notice must state a deadline, which may not be fewer than 120 days from the effective date of the notice, by which the dissolved corporation must receive the claim. Any claim against the dissolved corporation that is not tendered by the specified date is time barred and, following such date, may not be asserted against the dissolved corporation. This procedure applies only to known claims and specifically excludes a contingent liability or a claim based upon an event occurring after the dissolution's effective date. The WBCA also provides that a corporate dissolution extinguishes claims against the corporation, its directors, officers and shareholders for any right or claim existing, or liability incurred, prior to such dissolution if action or other proceeding related thereto is not commenced within two years after the date of dissolution. The Board expects the Company to take advantage of these statutory provisions in such a way as to minimize the Company's potential exposure for known and contingent claims against the Company, thereby increasing the amount that may be available for distribution to shareholders following the discharge of, or provision for, the Company's liabilities.

       The Liquidating Trust will assume the Company's liabilities, existing as of its dissolution, except to the extent that such liabilities may be subsequently discharged or relieved because the claim is not brought in a timely fashion. Accordingly, the Liquidating Trust is not expected to have any greater exposure for the Company's liabilities than the Company itself would have following dissolution. Since the Liquidating Trust's business activities will be limited to the liquidation of the Company's remaining assets, the discharge of liabilities and the distribution of remaining assets to its beneficial owners, it is not expected that the Liquidating Trust will incur the liabilities, or have the potential exposure, of an active operating business.

DISADVANTAGES IN ADOPTING THE PLAN

       If the Plan is approved by shareholders, the Company will cease to be public company and the Company's assets and liabilities will be assigned and transferred to the Liquidating Trust. Shareholders will cease to be shareholders and become instead beneficiaries of the Liquidating Trust. This change in status might arguably disadvantage shareholders in several ways, including the following:

       (a) Since the Liquidating Trust, as the Company's successor, would not be subject to the periodic reporting requirements of the 1934 Act, shareholders will not have public access to the same type of information regarding the Company that would have been available had the Company remained a public company. The Trustees are not required to furnish the beneficiaries quarterly or annual reports, although it is anticipated that the Trustees will provide interim reports of the Liquidating Trust's affairs. The Trustees must submit to the beneficiaries a final accounting of the Liquidating Trust. There is no requirement that financial statements of the Trust be audited. In contrast, the Company is now required to file with the SEC quarterly and annual reports, and special interim reports when material events affecting the Company occur, and the financial statements in the Company's annual reports must be audited by independent public accountants.

       (b) The Trustees of the Liquidating Trust are appointed, and continue to serve as trustees, pursuant to the terms of the Liquidating Trust Agreement. Beneficiaries do not elect each year persons to serve as Trustees and do not have the democracy rights available to shareholders in a public company.

       (c) The interests of the beneficiaries are not transferable, except in limited instances. Interests may be transferred only by will, intestate succession or operation of law. Accordingly, while no market has existed for the shares of the Company's common stock, contractual restrictions upon transfer, similar to those applicable to the Liquidating Trust, do not exist.

       (d) Following the Plan's adoption, the Company may not, as a matter of law, conduct any business except that appropriate to wind up and liquidate its business and affairs. If shareholders thought it prudent for the Company to continue holding its investments in real estate, to pursue new business opportunities, or to expand the Company's current business, dissolution of the Company would be ill-advised.

       Since it is the present intent of the Board to continue liquidating the real estate assets, and to limit the Company to winding up type activities, whether or not the Plan is approved, shareholders who disapprove of this strategy should make their views known to the Board and may attempt to redirect the Company's focus by prevailing upon the Board to change its current plans or exercising their franchise rights to elect Board members sharing a common view for promoting the interests of shareholders.

FACTORS RELATING TO LIQUIDATION VALUE OF THE COMPANY'S ASSETS

       It is impossible to determine what amount, if any, will be available for distribution to the shareholders if the Plan is adopted and the Company's assets are promptly liquidated through the Liquidating Trust. The amount and timing of distributions to the shareholders will depend upon a number of factors, which are not within the control of the Company and which are subject to varying market and other conditions. Principal factors affecting the amount and timing of the distributions include, among others:

       (i) The net sale price at which each of the Company's real estate assets is sold;

       (ii) The timing of the sales of the Company's real estate assets, and whether and to what extent such asset generates a positive or negative cash flow prior to its sale;

       (iii) Whether and to what extent the Company sells a real estate asset on terms, some of which provide for a portion of the gross sale price for the asset to be paid over time;

       (iv) The cost of administering the Liquidating Trust which will reduce the amount distributable to beneficiaries;

       (v) The extent to which the Company has unknown, but contingent, liabilities that are assumed, and must be discharged, by the Liquidating Trust; and

       (vi) Whether the Company must discharge any of the liabilities specifically assumed by DelCor Holdings, Inc. at the time it acquired the warranty business from the Company.

PRINCIPAL PROVISIONS OF THE PLAN

       The Plan provides for the liquidation and dissolution of the Company immediately after its adoption. Pursuant to the Plan, the Company will:

       (i) File articles of dissolution, and such other documents as may be necessary, with the Washington Secretary of State in order to dissolve the corporation under the WBCA;

       (ii) As soon as possible, distribute the Company's assets, subject to all existing liabilities, to the Liquidating Trust that is being established on behalf and for the benefit of the shareholders. See "--Liquidating Trust" below for a discussion of the terms of the Liquidating Trust;

       (iii) Following the Company's dissolution, it will remain in existence for the sole purpose of taking steps necessary to transfer assets to the Liquidating Trust and to facilitate the discharge of its liabilities, including determining whether and to what extent to notify known claimants of the dissolution in order to take advantage of certain statutory provisions blocking claims against the Company if not asserted within 120 days from the date written notice of the claim is given to the creditors;

       (iv) Deregister the Company's Common Stock under the 1934 Act and take any and all other actions as may be necessary to cause the Company to cease to be a public company under federal securities laws;

       (v) Modify or amend the Plan at any time without shareholder approval if the Board determines such action to be in the best interest of the Company or its shareholders; provided, however, that if the amendment or modification will materially or adversely affect the interest of shareholders or requires approval under applicable law, such amendment or modification will be submitted to shareholders for approval; and

       (vi) Appoint Gordon H. Cheadle, James F. Johannes and Maynard G. Norman as the initial Trustees under the Liquidating Trust Agreement (both terms as hereinafter defined).

       Shareholders as of the Record Date (as hereinafter defined) will automatically receive their pro rata share of the beneficial interests in the Liquidating Trust if the Plan is approved and the Liquidating Trust established. After the issuance of the beneficial interests, such interests in the Liquidating Trust are not transferable except for transfer by will, intestate succession or operation of law. In addition, if shares are beneficially owned by the record owner for the benefit of another, the beneficial interest may be transferred to such beneficial owner without restriction. No transfer permitted under the Liquidating Trust will be deemed made until written notice thereof has been given to the Trustees.

DISSOLUTION PROCEEDINGS

       Upon approval of the Plan by the holders of two-thirds or more of the Company's outstanding shares, the Company will have elected to wind up and dissolve in accordance with the provisions of Chapter 23B.14 of the WBCA. Immediately following approval of the Plan, the Board will cause to be filed with the Washington Secretary of State articles of dissolution, and such other documents as may be necessary to formally dissolve the corporation under applicable state law. The articles of dissolution will provide that the dissolution is effective upon the date of their filing with the Washington Secretary of State. Immediately following the dissolution, the Board will cause all of the Company's assets, subject to existing liabilities, to be transferred to the Liquidating Trust, to be held and discharged in accordance with the provisions of the Liquidating Trust Agreement. In accordance with the Plan, the Board will continue to act as a board of directors, and will have full power to oversee and to wind up and settle the affairs of the Company.

LIQUIDATING TRUST

       If the Plan is approved, the Company will cause the Liquidating Trust to be established to succeed to the then-existing assets and liabilities of the Company. The Liquidating Trust will be organized under, and its operations governed by, a Liquidating Trust Agreement substantially in the form attached to this Proxy Statement as Appendix I to Exhibit A (the "Liquidating Trust Agreement"). Because the Company owns most of its assets indirectly through its subsidiaries, the Company may, in the Board's discretion, transfer to the Liquidating Trust shares of the subsidiaries as opposed to the assets. In this way, the Liquidating Trust will succeed to all the assets owned by the Company, directly or indirectly, and will be able to cause the orderly dissolution of the subsidiaries.

       The Liquidating Trust will be administered by three trustees (the "Trustees") who will have broad authority to administer the Liquidating Trust and dispose of its assets, subject to certain limitations set forth in the Liquidating Trust Agreement. Gordon Cheadle, James F. Johannes and Maynard G. Norman, who have served as three of the Company's five directors, will serve as the initial Trustees, and each has agreed to serve in such capacity. Should a Trustee resign, be removed, die or become incompetent or bankrupt, a vacancy will be deemed to exist and a successor will be appointed by the remaining Trustees. If the vacancy is not filled within 30 days, a majority of the beneficiaries of the Liquidating Trust may call a meeting to appoint a successor Trustee. Shareholder approval of the Plan will be deemed to include shareholder approval of the Trustees and any successor Trustee selected pursuant to the Liquidating Trust Agreement.

       The Trustees will attempt to sell or otherwise dispose of all the assets transferred to the Liquidating Trust and held on behalf of the Liquidating Trust's beneficiaries. It is expected that the Trustees will attempt to sell assets for cash, but they are authorized to sell assets on terms, with a portion of the purchase price to be deferred, if the Trustees believe, in their judgment, that such sales maximize the price at which the assets are sold. In deciding whether to sell assets on terms, the Trustees will take into account the difficulty in marketing the asset, the attractiveness of the terms, the interest rate on the deferred portion of the purchase price and the adequacy of the collateral, if any, given to secure payment of the deferred portion of the obligation. In no event will, however, the Trustees accept a deferred payment arrangement providing for a final payment on the asset to be made more than three years after the establishment of the Liquidating Trust. The Liquidating Trust will be obligated to pay all obligations and liabilities of the Company, including contingent liabilities, which are not paid or otherwise provided for by the Company. The Liquidating Trust will have no obligation to pay any liabilities of the Company which may, subsequent to dissolution, be barred because such claim was not brought against the Company in a timely fashion.
See "--Principal Provisions of the Plan" above.

       The Trustees will each receive for their services the sum of $2,400 per year, plus $500 per meeting, and will be reimbursed for expenses reasonably incurred in the performance of their duties. Each Trustee, employee and agent of the Liquidating Trust will be indemnified out of the assets of the Liquidating Trust against all liabilities and expenses incurred by him in the performance of his duties unless he is adjudicated to have acted in bad faith or with willful misfeasance, gross negligence or in reckless disregard of his duties.

       Limitations on the right of the Trustees to invest the Trust Estate (as defined in the Liquidating Trust Agreement) as well as additional powers and duties of the Trustees are set forth in the Liquidating Trust Agreement.
Unless earlier terminated
by the beneficiaries, the Liquidating Trust will continue until the earlier of the date on which all liabilities have been discharged and the remaining assets of the Liquidating Trust have been distributed to beneficiaries or three years after the Liquidating Trust's formation. At the end of such period, any remaining assets will be distributed to the beneficiaries after providing for any outstanding claims, liabilities, debts and obligations. If any portion of the Liquidating Trust's net assets is not duly claimed by a beneficiary, such assets will be disposed of in accordance with applicable law.

       All shareholders of the Company will automatically become beneficiaries of the Liquidating Trust. Their interests in the Liquidating Trust will not be transferable except by will, intestate succession or operation of law, and except that a record holder of the Company's Common Stock may assign his or her interest to the beneficial owner of such Common Stock, so that the beneficial owner of the shares becomes the beneficiary under the Liquidating Trust. Each of the beneficiaries will be entitled to its pro rata share of distributions, if any, made by the Liquidating Trust, based upon the beneficiary's former pro rata share of the Company's Common Stock. It will be left to the discretion of the Trustees to determine when such distributions may be made. The Trustees may make one or more distributions as the assets are sold and the assumed liabilities are discharged or provided for. Following the sale of all remaining assets, the Trustees will pay or provide for all obligations and liabilities of the Liquidating Trust and any remaining obligations and liabilities of the Company, and they will then distribute the net proceeds of sales and dispositions of assets pro rata to shareholders of record as of the final record date.

       The Liquidating Trust Agreement imposes certain reporting obligations upon the Trustees for the benefit of the beneficiaries. As soon as possible after the close of each calendar year, the Trustees will mail to beneficiaries a statement reflecting information which may be helpful in determining the amount of taxable income from the Liquidating Trust that they should include in their federal income tax returns (see "Federal Income Tax Consequences of the Plan"). In addition, after the termination of the Liquidating Trust, the Trustees will be required to submit a written report and accounting to beneficiaries that will include financial statements of the Liquidating Trust. There is no requirement that such financial statements be audited or certified by an independent certified public accountant. In addition, the Trustees may submit similar reports for interim periods if they deem it advisable.

       The foregoing summary is qualified in its entirety by reference to Appendix I to Exhibit A attached to this Proxy Statement.

CLOSE OF TRANSFER BOOKS

       At the close of business on November X-1, 1996 (the "Record Date"), the stock transfer books of the Company were closed, and no further transfers will be recorded. Shareholders as of the Record Date will automatically receive their pro rata share of the beneficial interests in the Liquidating Trust if the Plan is approved and the Liquidating Trust organized. Shareholders will not be required to surrender their stock certificates in order to acquire such beneficial interests.

ABSENCE OF APPRAISAL RIGHTS

       Under Washington law, shareholders of the Company will not be entitled to appraisal rights or similar rights of dissenters with respect to the Plan.

RECOMMENDATION OF THE BOARD; REQUIRED SHAREHOLDER APPROVAL

       Each of the five members of the Board has voted to recommend a vote for adoption of the Plan. The affirmative vote of two-thirds or more of the Company's shares outstanding and entitled to vote is required for adoption of the Plan. As a result, any shares not voted (whether by abstention, broker nonvote or otherwise) will have the same effect as a vote against the proposal.

CONSEQUENCES OF FAILURE TO APPROVE PROPOSAL NO. 1

       If the shareholders fail to adopt the Plan, the Board will not be authorized to proceed with the dissolution of the Company. This will deprive the Company of the opportunity to take advantage of the statutory provisions for managing known and unknown claims against the Company. In addition, the Company will remain a public company, subject to the 1934 Act, obligating it to make periodic and special reports to the Commission, to have the Company's annual financial statements audited and to take certain other actions to comply with applicable federal rules and regulations.

       Whether or not the Plan is approved, the Company does not intend to pursue any new business activities. The Board intends to limit the Company's activities to the ownership of its existing real estate activities and to continue the Company's efforts to sell these assets as soon as acceptable offers can be secured. Since each of the real estate assets is owned by a wholly owned subsidiary of the Company, the sale of such assets may be approved by the Board, representing the Company as the subsidiaries' sole shareholder. It is not expected that the Board will seek the approval of the shareholders to authorize the sale of any of the real estate assets. Moreover, if and when the real estate assets are sold, the Company will discharge or provide for its existing liabilities and, if the Board deems it appropriate, distribute any excess funds to the shareholders as special dividends. At such time as the Company has disposed of all real estate assets, it will cease active operations and again solicit the approval of the shareholders to file for dissolution.

                     FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

       The following discussion summarizes those federal income tax considerations that will result from the liquidation and materially affect a shareholder. The discussion is general in nature and may not be applicable to all shareholders because of their particular circumstances. Furthermore, it does not consider state, local or foreign tax laws, nor does it address the U.S. income tax consequences to persons who are subject to taxation under the laws of any foreign jurisdiction. The Company has not requested a ruling from the Internal Revenue Service (the "IRS") as to any aspect of the Plan. Accordingly, there can be no assurance that the IRS will not challenge the conclusions set forth in this discussion or that such a challenge will not be successful.

CONSEQUENCES TO THE COMPANY

       DISTRIBUTION OF PROPERTY

       As discussed below under "--Consequences to Shareholders--Gain and Loss," the transfer of the assets to the Liquidating Trust will be treated for tax purposes as if the Company has distributed its net assets to the shareholders in exchange for their shares in a plan of liquidation. Upon making a liquidating distribution, a corporation recognizes gain or loss as if it sold the distributed property to the distributee at its fair market value. Accordingly, the Company will recognize gain or loss on the transfer of its assets to the Liquidating Trust equal to the difference between the fair market value of the assets and the Company's adjusted basis therein. However, any loss recognized by the Company on the transfer of a subsidiary corporation to the Liquidating Trust may be denied under consolidated return tax rules limiting the recognition of losses on the distribution or sale of certain subsidiary corporations. To the extent the Company recognizes gain upon the distribution of the assets, the Company's share, as determined under the consolidated return tax rules, of the tax net operating losses of the Company's consolidated tax return group should generally be available to offset the taxable income, if any, recognized by the Company upon the distribution of the assets. Accordingly, the Company believes that the taxable consequences to it of the distribution will be negligible.

       INCOME PRIOR TO COMPLETE LIQUIDATION DISSOLUTION

       After adoption of the Plan and until the winding up of its affairs is complete, the Company will continue to be subject to tax on its taxable income or loss, which will be derived from, among other items, investment income earned on amounts retained to meet claims, expenses of liquidation and amounts paid in satisfaction of certain claims. The Company's share of the remaining tax net operating losses of the Company's consolidated tax return group should be available to offset any taxable income recognized by the Company during this period.

CONSEQUENCES TO SHAREHOLDERS

       GAIN AND LOSS ON TRANSFER OF ASSETS

       The Liquidating Trust is intended to qualify as a grantor trust that is ignored for tax purposes. Assuming that it so qualifies, the transfer of the assets of the Company to the Liquidating Trust will be recharacterized as the Company's liquidating distributions of its remaining assets (net of liabilities) to the shareholders in exchange for their shares of the Company's Common Stock. A shareholder will recognize taxable gain or loss on these deemed distributions equal to the difference between (i) the shareholder's pro rata share of the fair market value, net of liabilities and measured at the time of the transfer, of the assets transferred to the Liquidating Trust on the shareholder's behalf and (ii) the shareholder's adjusted basis in the Company's Common Stock. This gain or loss will be capital gain or loss for the shareholder if the shares of Common Stock were a capital asset in the hands of the shareholder. Any capital gain or loss will be long-term capital gain or loss if the shareholder held the shares of the Company's Common Stock for more than one year. Capital gain is currently subject to favorable tax rates.

       Shareholders will compute gain or loss on a "per share" basis. Each liquidating distribution by the Company, either directly to the shareholder or to the Liquidating Trust on behalf of the shareholder, will be allocated proportionately to each share of stock owned by the shareholder. Gain will be recognized by reason of a distribution only to the extent that the aggregate value of the distributions (including the fair market value of net assets transferred to the Trustees of the Liquidating Trust) with respect to a share exceeds the shareholder's adjusted basis in that share. Loss will be recognized only when the final distribution from the Company has been received or is determinable with reasonable certainty and then only if the aggregate value of the distributions with respect to a share is less than the shareholder's adjusted basis in that share.

       In order to assist them with their income tax reporting obligations, the Company will provide shareholders with its best estimate of the net value of the assets, if any, transferred to the Liquidating Trust on their behalf. However, there is no assurance that the IRS will not successfully challenge the Company's valuation or that the valuation will not otherwise prove to be incorrect. If the subsequently determined value of amounts distributed by the Company, either directly to the shareholders or to the Liquidating Trust on the shareholders' behalf, is greater than the

Company's prior determination of that value, the difference will be treated as additional gain (or reduced loss). Conversely, if the subsequently determined value of amounts distributed by the Company is less than the Company's prior determination of that value, then the amount of gain previously recognized would be reduced (or the prior loss increased).

       GAIN AND LOSS FROM ONGOING OPERATIONS OF THE LIQUIDATING TRUST

       Assuming that it qualifies as a grantor trust, the Liquidating Trust will not be subject to tax. Instead, the beneficiaries will be deemed to directly own a proportional interest in the assets held by the Liquidating Trust (including a proportionate share of the stock of any former subsidiary of the Company held by the Liquidating Trust), and any income, expenses, gains or losses recognized by the Liquidating Trust will be includible in the beneficiaries' income in the year incurred. Furthermore, these items will have the same character in the hands of the beneficiaries that they would have had if recognized by the Liquidating Trust. The basis of a beneficiary in property held on the beneficiary's behalf by the Liquidating Trust will be its fair market value on the date of transfer by the Company to the Liquidating Trust, and the beneficiary's holding period (for purposes of determining whether capital gain or loss on any sale is short-term or long-term) will be measured from the date of transfer. Because the existence of the Liquidating Trust is ignored for tax purposes, the beneficiaries will not recognize gain or loss upon distributions from the Liquidating Trust. However, some of the assets of the Liquidating Trust may consist of the stock of former Company subsidiaries that are themselves subject to separate taxation on their corporate income. See "Proposal No. 1--Adoption of the Plan-Liquidating Trust." The beneficiaries will recognize gain or loss on any distributions with respect to the shares of stock of the subsidiaries as discussed; this gain will be ordinary income, in the case of dividend distributions and capital gain or loss with respect to distributions in redemptions of new stock.

LIQUIDATING TRUST

       Assuming that it qualifies as a grantor trust, the Liquidating Trust will not recognize income, gain or loss upon the receipt of property from either the Company or ongoing operations.

QUALIFICATION AS A GRANTOR TRUST

       As discussed above, the Liquidating Trust is intended to qualify as a grantor trust for tax purposes, so that the separate existence of the Liquidating Trust will be ignored and the shareholders will be treated as the owners of underlying assets. See "--Consequences to Shareholders--Gain and Loss on Transfer of Assets." Nonetheless, it is not certain that the IRS will not successfully challenge this conclusion. First, the IRS has established certain guidelines for issuing a ruling regarding whether a liquidating trust qualifies as a trust and is therefore eligible for grantor trust treatment. Rev. Proc. 82-58, 1982-2 C.B. 847, as modified by Rev. Proc. 91-15, 1991-1
C.B. 484. Among the requirements set forth in these guidelines is a requirement that the trust not receive transfers of any unlisted stock of a single issuer that represents 80 percent or more of the stock of such issuer. As discussed above, it is possible that the liquidating trust will receive the stock of one or more subsidiaries of the Company. See "Liquidating Trust." It is not clear whether the ownership of such stock would violate the 80 percent restriction set forth above. Arguably, it should not because the Liquidating Trust would acquire any such subsidiary merely to cause its orderly dissolution, which is consistent with the requirement that a liquidating trust not be operated as an ongoing business. It is possible, however, that the IRS might conclude that the Liquidating Trust was not a trust for tax purposes because it was entitled to receive the stock of Company subsidiaries.

       Second, the IRS ruling guidelines for liquidating trusts discussed above require that the trustee be required to make distributions of trust proceeds at least annually. Rev. Proc. 82-58, supra. The Liquidating Trust Agreement contains no such provision. Arguably, the Liquidating Trust is still being conducted for the primary purpose of liquidating the assets of the Company so that it will qualify as a trust despite the lack of an annual distribution requirement. It is possible, however, that the Liquidating Trust will not qualify as a trust for this reason.

       Third, a recent Supreme Court decision, Holywell Corp. v. Smith, 121
S. Ct. 1021 (1992), has cast doubt upon the qualification of liquidating trusts as grantor trusts. The Court in that case concluded that a liquidating trust established pursuant to a plan of bankruptcy was not a grantor trust. Arguably, the instant case is distinguishable from Holywell because the Liquidating Trust's assets are, prior to the transfer, vested in the Company so that the trust more nearly resembles a grantor trust. (In Holywell the purported "grantor" of the trust did not have title to assets prior to the creation of the trust.) Nonetheless, it is possible that the Holywell decision might cause a court to conclude that the liquidating trust was not a grantor trust.

       If the Liquidating Trust does not qualify as a grantor trust, it may be subject to separate taxation, either as a simple or complex trust or as an association taxable as a corporation. If the Liquidating Trust is characterized as an association, then any transfer of the assets of the Liquidating Trust to the beneficiaries will be taxable to the beneficiaries with no corresponding deduction for the Liquidating Trust.

BACKUP WITHHOLDING

       A beneficiary may be subject to backup withholding at the rate of 31% in connection with liquidating distributions received with respect to his or her shares of stock, unless such beneficiary (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or
(ii) provides a correct taxpayer identification number, certifies as to no loss of exemption for backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A beneficiary who does not provide the Liquidating Trust with his or her correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the beneficiary's income tax liability. The Liquidating Trust will report to the beneficiaries and the IRS the amount of any "reportable payments" distributed and the amount of tax withheld, if any, with respect to the beneficial interests.

       The foregoing discussion is based upon the Internal Revenue Code of 1986, as amended, and the related treasury regulations, administrative rulings and court decisions as of the date hereof. The foregoing is subject to change either prospectively or retroactively and such change could affect the continuing validity of the discussion. In view of the complexities of the income tax consequences of the liquidation, shareholders are urged to consult their own tax advisers with respect to the federal income tax consequences of the Plan as it affects them individually, as well as the state, local and foreign consequences to them.

                        PROPOSAL NO. 2--ELECTION OF DIRECTORS

       In 1994, the shareholders approved amendments to the Company's Articles of Incorporation that created three classes of directors and staggered the years in which directors in each of the classes would be elected. The Board has three classes of directors: Class A, Class B and Class C. Class A consists of only one director whose term expires at the Annual Meeting of Shareholders. It is proposed that Gordon H. Cheadle, who is currently serving as the Class A director, be elected to serve as the Company's sole Class A director in accordance with the Bylaws for a term expiring with the 1998 Annual Meeting or until his successor is duly elected and qualified. Class B consists of two directors whose terms expire at the 1996 Annual Meeting of Shareholders. It is proposed that Maynard G. Norman, who is currently serving as one of the Class B directors, and Terry L. Switzer, who is currently serving as Vice President and Secretary of the Company, be elected to serve as the Company's Class B directors in accordance with the Bylaws for a term expiring with the 1999 Annual Meeting or until their successors are duly elected and qualified. If the shareholders approve the Plan, the Board, including the new Class A and B directors to be elected, will be responsible for ensuring that the Company's assets are transferred to the Liquidating Trust and, thereafter, will not be responsible for disposing of the remaining assets. The following table sets forth the name, class, position with the Company and service dates of the three individuals who have been nominated to be the Class A and B directors of the Company.


NAME               DIRECTOR CLASS         POSITION WITH COMPANY                 DIRECTOR OR OFFICER SINCE
----               ---------------        ---------------------                 -------------------------



                                     -23-


Gordon H. Cheadle      Class A            Director and President                 February 1992
Maynard G. Norman      Class B                   Director                        February 1992
Terry L. Switzer       Class B             Vice President and                    November 1993
                                               Secretary


       GORDON H. CHEADLE, age 64, has been a director of the Company since February 1992 and has been the president of the Company since May 1992. Mr. Cheadle has served as Vice Chairman of the Board since February 1992 and served as Chairman of the Unsecured Creditors Committee during part of the time DFS was in Chapter 11 bankruptcy. Mr. Cheadle has been the proprietor of Cheadle Design, a design and sales firm, since 1968. Mr. Cheadle also serves on the boards of directors of Transcontinental Services Inc. and Grange Gold Corporation.

       MAYNARD G. NORMAN, age 71, has been a director of the Company since February 1992 and served on the Unsecured Creditors Committee while Delta Financial Services, Inc. was in Chapter 11 bankruptcy. Mr. Norman has been a sales representative for Ford in automobile sales since 1951 and has been with Scarff Ford in Auburn since January 1981.

       Terry L. Switzer, age 46, has been Vice President of the Company since November 1993 and Secretary of the Company since May 1995. From April 1989 through October 1993, Mr. Switzer acted as Controller of Mayne Nickless, Inc. a holding company for the U.S. operation's of an Australian multinational company involved in the security and protection service industry.

       The persons named in the accompanying Proxy intend to vote for the election of Gordon H. Cheadle as the Company's Class A director and Maynard
G. Norman and Terry L. Switzer as the Company's Class B directors unless authority to vote for one or more of them is specifically withheld in the Proxy.

       Holders of shares of Common Stock are entitled to one vote per share in the election of each director. Shareholders will have a quorum for conducting business at the Annual Meeting if a majority of the outstanding shares entitled to vote are represented in person or by proxy. The affirmative vote of a majority of the shares represented at the meeting is required to elect the Class A director and each Class B director. Any shares not voted (whether by abstention, broker nonvote or otherwise) will have no impact on the vote, as long as a quorum for conducting business is represented at the Annual Meeting. The Board recommends a vote FOR Gordon H. Cheadle as the Class A director and votes FOR each of Maynard G. Norman and Terry L. Switzer as the Class B directors.

       The Board has been informed that Gordon H. Cheadle, Maynard G. Norman and Terry L. Switzer are available to serve as a directors, but if one or more of them should become unavailable to serve as a director or should any vacancy occur before the election (which events are not anticipated), the proxies may be voted for a substitute nominee selected by the Board.

       The Company has no audit, compensation or nominating committee. The Board held 11 meetings during the year ended December 31, 1994, six meetings during the year ended December 31, 1995, and no meetings during the period ended June 30, 1996. Since June 30, 1996, the Board has met once. During each such period, all of the directors attended 75% or more of the total number of meetings of the Board. Directors are to be compensated at the rate of $500 per meeting attended.

                                THE COMPANY'S BUSINESS

       The Company was incorporated in the State of Washington in 1988. The Company holds all of the outstanding stock in the following companies: DFS, Delta Securities, Inc., Delta Mortgage and Escrow Company, Inc. and Delta Management Company, Inc. The following provides a brief description of the business activities of each of the Company's subsidiaries:

       A. DFS owns a 99.5-acre parcel of undeveloped land in Graham, Washington, an undeveloped commercial lot in Bellingham, Washington, one-half block from the Leopold Retirement Center. DFS was the owner of the Leopold Retirement Center, a senior citizens' apartment complex consisting of 79 apartments and 7 guest rooms, in Bellingham, Washington, prior to its sale by DFS in February 1996. DFS also owned three other multi-family apartment projects in Colorado (the Carmel Apartments, the Rockledge Apartments and the Kit Carson Apartments), encompassing in the aggregate 466 apartment units. Two of the Colorado projects were sold in August of 1996 and one was sold in October 1996.

       B. DELTA SECURITIES, INC. is a real estate company whose sole activity is to assist the Company with the disposition and sale of the real estate assets of the Company and its subsidiaries.

       C. DELTA MORTGAGE AND ESCROW COMPANY, INC. serves as the trustee under the deeds of trust executed to secure payment of the notes issued under DFS's note and deed of trust program. As these deeds of trust are repaid, the corporation executes the necessary reconveyance documents to release the property from the satisfied deeds of trust. It is anticipated that this entity will remain active until all such obligations have been retired, and their liens released, and then it will proceed with its dissolution.

       D. DELTA MANAGEMENT COMPANY, INC. was the owner and operator of the Lakeway Inn, a 130-room full-service hotel and convention center in Bellingham, Washington. The Lakeway Inn was sold by Delta Management Company, Inc. in May 1996.

       See "Proposal No. 1--Adoption of the Plan--Background Information" for a more detailed discussion of the history of the Company and its subsidiaries. As described in "Proposal No. 1--Adoption of the Plan--Warranty Business", with the sale by the Company of all its interest in its warranty business (through its subsidiaries, Delta Warranty of Florida, Inc. and Delta Service Administrators, Inc.), the Company's sole remaining assets consist of the real estate assets, all of which are currently on the market for sale. The Company is not otherwise engaged in any active trade or business. The Company and its subsidiaries currently employ approximately 3 individuals, including officers. It is management's opinion that current employee relations are good in all areas.


                               THE COMPANY'S PROPERTIES

LEASED PROPERTIES

       The executive offices of the Company are located at 258 S.W. 43rd Street, Suite A, Renton, Washington 98055. This office space, comprising approximately 1,060 rentable square feet, is occupied pursuant to a six-month lease covering the period from September 1, 1996 through February 28, 1997. The base monthly rent is $1,100, and the Company is obligated to cover certain pass-through expenses related to the leased space. The Company has the option to extend the lease for an additional six-month period, with the base rent increasing to $1,150 per month during the extension period. The Company plans to exercise its option to lease the executive offices for the additional six-month period. This lease will be assumed by the Liquidating Trust if the Plan is approved.

OWNED PROPERTIES

       Through its subsidiaries, the Company owns and operates the following undeveloped properties:

       LOST CREEK PROPERTY, 11117 Eustis Hunt Road East, Graham, Washington, is
99.5 acres of undeveloped land, approximately 50 miles south of Seattle, suitable for single-family development. As of June 30, 1996, the property was subject to a first mortgage with an outstanding principal balance of approximately $140,000, which bears interest at 9.5% per annum and matures December 1, 1998. The monthly payment is $5,403. The property is situated in an expanding area and has good potential for single homesite development. It is management's opinion that the property is adequately covered by insurance. The
property has a tax basis of approximately $1,500,000.    The property tax is
assessed at the rate of 0.0150111 for an annual amount of $4,458.

       CORNWALL PROPERTY, 1100 Cornwall Avenue, Bellingham, Washington, is an undeveloped, commercial lot located near Bellingham Bay, approximately two blocks from the downtown core and 1/2 block from the Leopold. As of June 30, 1996, the property is subject to a first mortgage of approximately $6,000.
It is presently rented on a month-to-month basis to a local recycling business. It is suitable for commercial development and is being held for immediate sale. The Company's management is of the opinion that the property is adequately covered by insurance. The tax basis of the property is $83,000. Property taxes are assessed at a rate of 0.0128111 for an annual amount of $984.

                                RECENT PROPERTY SALES

       As a part of its overall plan for disposing of its real estate assets, the Company recently has sold its interest in the Leopold Retirement Center and the Lakeway Inn, two commercial properties located in Bellingham, Washington, and its interests in the Carmel Apartments and the Rockledge Apartments, two apartment projects located in Colorado. The following is a brief summary of these transactions.

       BEST WESTERN LAKEWAY INN. The Lakeway Inn is Bellingham's only full-service hotel, with 132 rooms, a coffee shop, restaurant, lounge/bar, approximately 11,000 square feet of banquet space, an indoor, heated swimming pool, hot tub, sauna and fitness center. The Company initially listed for sale the Lakeway Inn in January 1995. It accepted an offer for the property in April 1995, but that transaction failed to close. The property was placed back on the market in August 1995, and in May 1996, the Company sold the Lakeway Inn to a new purchaser for an all cash purchase price of $3,300,000. The Company recognized a loss for tax purposes of approximately $295,000 upon the sale. The cash sale proceeds were used to defray the Company's closing costs, to retire $2,769,000 in Class 5 Claims, and to pay past due real estate taxes and equipment leases. The Company retained approximately $8,000 after the payment of such expenses. For the first four months of 1996, the Lakeway Inn generated $69,000 in operating losses before depreciation and interest expenses and $268,000 in taxable losses when taking into account depreciation and interest expenses. The property was marketed through Colliers International Hotel Realty.

       CARMEL APARTMENTS. The Carmel Apartments is a two-building, three-story, 78-unit apartment complex located in Colorado Springs, Colorado. In August 1996, the Company sold the Carmel Apartments for an all-cash purchase price of $1,450,000. The gain on the transaction for tax purposes was approximately $520,000. Cash proceeds of the sale were used to pay closing costs, to retire a first mortgage of $322,000 and to pay $809,000 in Class 5 Claims. The balance of the proceeds, amounting to approximately $228,000, are being held to cover the Company's future expenses and liabilities and as a cash reserve for future distribution to the Company's shareholders. The property was marketed through Marcus & Millichap.

       KIT CARSON APARTMENTS. The Kit Carson Apartments, located in Security, Colorado, is a two-building, three-story, 108-unit complex constructed in 1971. In October 1996, the Company sold this project for an all cash purchase price of $2,750,000. The Company recognized a gain for tax purposes of approximately $1,185,000 on the transaction. A portion of the proceeds from the sale were used to pay closing costs and retire outstanding Class 5 Claims of approximately $2,050,000. The balance of the sale proceeds, $544,000, were set aside to pay future expenses and liabilities and as reserves for distributions to the Company's shareholders. The property was marketed by Marcus & Millichap.

       LEOPOLD RETIREMENT CENTER. The Leopold Retirement Center is a senior citizen apartment complex consisting of 79 apartments and 7 guest rooms. In February 1996, the Company sold the Leopold Retirement Center for an all cash purchase price of $1,654,000. The Company recognized a gain for tax purposes of approximately $305,000 upon the sale. The cash proceeds from the transaction were used to defray the seller's closing costs, to retire a first mortgage of $47,000 and $114,000 in Class 5 Claims, and to pay off past due legal fees of $169,000. The balance of the proceeds, amounting to approximately $1,215,000, were set aside by the Company to cover future expenses and liabilities and as a reserve for distribution to the Company's shareholders after discharging or providing for the Company's liabilities. The property was marketed through Marcus & Millichap.

       ROCKLEDGE APARTMENTS. The Rockledge Apartments is an eight-building, three-story, 180-unit complex with a single-story office building with basement. The Company sold this Colorado Springs, Colorado apartment complex in August 1996 for an all-cash purchase price of $4,800,000. The Company recognized a gain for tax purposes of approximately $205,000 upon the sale.
The Company utilized the cash proceeds of the sale to pay closing costs and to retire Class 5 Claims with an outstanding principal balance plus accrued interest of approximate $5,493,000. The additional $1,048,000 of outstanding Class 5 Claims secured by the lien against the property was paid out of cash reserves of the Company. This property was also marketed on behalf of the Company by Marcus & Millichap.

          PLANS REGARDING SALE OF THE COMPANY'S REMAINING REAL ESTATE ASSETS

       The following provides a brief summary of the steps taken by the Company to sell, or to prepare for sale, the Company's remaining real estate assets. Both of the real estate assets in which the Company has an interest are owned by DFS, a wholly owned subsidiary of the Company.

       LOST CREEK PROPERTY. In April 1994, the Company contracted to sell the Lost Creek Property to a developer for $600,000. Closing was contingent upon the developer's receiving preliminary plat approval for a residential development from Pierce County. The plat approval has been substantially delayed due to wetlands and environmental issues, but the developer is still pursuing preliminary plat approval. The Company extended the period for closing the transaction through December 1996 in exchange for an increase in the purchase price to $620,000. If the sale closes, the Company will recognize a loss for tax purposes of approximately $905,000. The property is not encumbered, and the net sales proceeds, after covering closing costs, will be added to the Company's cash reserves.

       CORNWALL PROPERTY. The Company has contracted to sell its commercial lot in Bellingham, Washington for an cash purchase price of $135,000. The purchase price is subject to reduction, at the rate of $13.03 per square foot, if a survey discloses the lot to have less than 10,363 square feet. The sale is subject to customary contingencies, including an environmental inspection, feasibility study, title review, and property inspection. There is no financing contingency, but the purchaser is not obligated to close unless it receives a low income housing tax credit reservation to construct a low income residential project on the lot. The purchaser is in the process of conducting its due diligence.
The closing is scheduled for December 1996 if the purchaser's closing conditions can be satisfied. If the sale closes, the Company will recognize a taxable gain of $41,000. The property is not encumbered, and the net sale proceeds, after covering closing costs, will be added to the Company's cash reserves.

                              PAYMENT OF CLASS 5 CLAIMS

       Prior to 1988, DFS offered a note and deed of trust program. Participants in this program loaned funds to DFS in exchange for promissory notes secured by liens against property owned by DFS. The priority of these liens was established by the order in which the loans were made to DFS and the related deeds of trust recorded against the DFS properties given as collateral. Under the Second Amended Plan, which was adopted in 1993, the outstanding notes issued under this program were characterized as Class 5 Claims against the Company. Each Class 5 Claim retained its lien, in the order of priority originally given, against the collateral and was recognized, at that time, as having a value equal to 100% of the amount of the Class 5 Claim, together with accrued interest. As of September 1, 1993, the effective date of the Second Amended Plan, the Company had outstanding Class 5 Claims of approximately $9,022,000, secured by liens against six of the properties owned by the Company.

       After the effective date of the Second Amended Plan, each Class 5 Claim was to bear interest at 9.5% per annum. The Company was obligated to pay accrued interest on the outstanding balance of each Class 5 Claim at 4% per annum on September 1 of each year beginning on September 1, 1994, and continuing until September 1, 1996 or the earlier maturity date of the obligation. Accrued interest on each such Class 5 Claim not paid on the interest payment date was to be added to the outstanding principal balance and, thereafter, to bear interest at 9.5% per annum. Each Class 5 Claim was to mature upon the earlier of September 1, 1996 or the date the collateral securing such Class 5 Claim was sold. Upon maturity of a Class 5 Claim, the Company was obligated to retire the Class 5 Claim by applying toward its payment the net cash available from the sale of the collateral securing the Class 5 Claim after payment of the cost of sale and the payment of all other secured claims having priority over the Class 5 Claim then being retired. If there was not sufficient cash to retire such Class 5 Claim in full, the Company is to discharge the unpaid portion of the Class 5 Claim by issuing to the holder of such Class 5 Claim Common Stock with a fair market value equal to the unpaid portion of the Class 5 Claim.

       Due to the Company's disappointing financial performance, it did not make any interest payments on either September 1, 1994 or September 1, 1995 and, accordingly, the interest accrued on each such date was added to the outstanding principal balance of the Class 5 Claim and the new principal balance continued to accrue interest at 9.5%. The following transactions in 1995 and 1996 repaid the outstanding principal balance and accrued interest on the Class 5 Claims:

       (a) In 1995, the Company sold Delta Financial Center and retired Class 5 Claims with an outstanding principal balance, plus accrued interest, of approximately $451,000;

       (b) In February 1996, the Company sold the Leopold Retirement Center and retired Class 5 Claims with an outstanding principal balance, plus accrued interest, of approximately $114,000;

       (c) In May 1996, the Company sold the Lakeway Inn and retired Class 5 Claims with an outstanding principal balance, plus accrued interest, of approximately $2,769,000;

       (d) In August 1996, the Company sold the Carmel Apartments and the Rockledge Apartments and retired Class 5 Claims with an outstanding principal balance, plus accrued interest, of approximately $6,302,000; and

       (e) In October 1996, the Company sold the Kit Carson Apartments and retired all remaining Class 5 Claims. The outstanding principal balance, plus accrued interest, equaled approximately $2,050,000.

       As of September 1, 1996, the Company was in default under the remaining Class 5 Claims. The default continued until the Kit Carson Apartments were sold. As part of the closing, all remaining Class 5 Claims, plus accrued interest through the closing date, were repaid in full.

                       MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

       This Proxy Statement includes in Exhibit B the Company's financial statements for the years ended December 31, 1995 and 1994, and for the six months ended June 30, 1996. The financial statements for the interim period ended June 30, 1996 and for the years ended December 31, 1995 and 1994 (except for the Company's balance sheet as of December 31, 1995) are unaudited. SEE "Delay in Holding Annual Meeting " below for a discussion of the reasons why the Company's 1994 year-end financial statements are unaudited and why the Company's 1995 year end financial statements (except for its balance sheet) are unaudited.

       The following constitutes management's discussion and analysis of the results of operations and financial condition for the years ended December 31, 1995 and 1994, and for the period from January 1, 1996 through June 30, 1996.

RESULTS OF OPERATIONS

       BACKGROUND

       During the relevant periods, continuing operations consist of the property-owning activities of the Company. The Company's properties are the Leopold Retirement Inn, an independent living facility for the elderly in Bellingham, Washington; the Best Western Lakeway Inn, a full-service hotel also located in Bellingham; and several apartment buildings located in Colorado Springs, Colorado.

       Discontinued operations consist of the activities carried out under the trade name "Delta Warranty," and include the marketing and distribution of extended service contracts and surge suppression equipment coupled with extended service contracts. This business segment is treated as discontinued operations because the business was sold as of August 1, 1995. The results of its operations are reported separately.

       FOR THE SIX MONTHS ENDED JUNE 30, 1996 VS. THE SIX MONTHS ENDED
            JUNE 30, 1995

       Revenues from the property operations decreased 31% from $3,080,000 in 1995 to $2,125,000 in 1996, a decrease of $955,000. All of the decrease was caused by the loss of revenue from properties disposed of. The Delta Financial Center office building sold in August 1995, the Leopold Retirement Inn sold in February 1996, and the Best Western Lakeway Inn sold in May 1996.
 The revenues from properties owned and operated for the entire time span of both quarters were up slightly due to a rent increase at the Colorado Springs apartments.

       Operating expenses for the property operations decreased 33% from $2,590,000 in 1995 to $1,725,000 in 1996, a decrease of $865,000. In addition to proportional decreases in expenses due to the disposition of properties, additional cost savings were obtained from lower property taxes and reduced personnel expenses at the Best Western Lakeway Inn.

       Selling and administrative expenses decreased 9% from $615,000 in 1995 to $561,000 in 1996, a decrease of $54,000. This decrease was due to lower payroll expenses and reduced advertising expenses, partially offset by higher professional fees resulting from legal work relating to the sale of various properties.

       Combining the reduced revenues, more-than-proportionately reduced operating expenses, and decreased selling and administrative expenses, the operating loss before interest and other income/expenses increased from $125,000 in 1995 to $161,000 in 1996. Interest income decreased from $91,000 in 1995 to $25,000 in 1996, due to the loss of interest-bearing restricted investments held in the warranty business during 1995. Interest expense decreased from $509,000 in 1995 to $465,000 in 1996, reflecting decreased mortgages and deeds of trust balances resulting from the sale of the Leopold Retirement Inn and Best Western Lakeway Inn.

       The 1996 statement of operations contains a gain of $461,000 from the disposal of assets. $351,000 of this amount is from the sale of the Best Western Lakeway Inn in May 1996. Another $96,000 is from the sale of the Leopold Retirement Inn in February 1996.

       FOR THE YEAR ENDED DECEMBER 31, 1995 VS. THE YEAR ENDED DECEMBER 31, 1994

       Revenues from property operations increased 4%, from $6,200,000 in 1994 to $6,418,000 in 1995, an increase of $218,000. Of this increase, $52,000 was due to increased occupancy of the Best Western Lakeway Inn, reversing a five year decline in occupancy caused by overbuilding of the hotel industry in Bellingham. The remaining $166,000 of the overall increase was due to a combination of improved occupancy and rent increases in the Colorado apartments, reflecting the strong local economy in Colorado Springs.

       Operating expenses for the property operations decreased 6% from $5,294,000 in 1994 to $4,977,000 in 1995, a decrease of $317,000. Of this decrease, $265,000 was caused by lower depreciation expense, reflecting the lower value of properties after the recording of a $3,700,000 property valuation loss in 1994. The balance of the decrease reflects lower property taxes and reduced personnel costs at the Best Western Lakeway Inn.

       Selling and administrative expenses declined 24% from $1,481,000 in 1994 to $1,125,000 in 1995, a decrease of $356,000. Virtually all of this decrease was due to reduced corporate expenses. These expenses declined in relation to 1994 due to one-time legal and professional fees incurred in 1994 for the Company's original stock issuance and registration. Also contributing to the decline were the reductions in corporate staff after the sale of the warranty operations on August 1, 1995.

       The combination of increased revenue and reduced expenses resulted in an increase in operating profit of $891,000, from a loss of $575,000 in 1994 to a profit of $316,000 in 1995. Interest income declined in 1995 from $225,000 in 1994 to $112,000 in 1995. This reduction in interest income was due to smaller amounts of interest-bearing restricted investments held in the warranty business during 1995 and then, with the sale of the warranty operations in mid-1995, the loss of all such interest bearing funds. Interest expense increased slightly from $976,000 in 1994 to $1,036,000, reflecting increased deeds of trust balances on several properties as the deferred interest from the prior year accumulated within the principal balance and started to earn interest.

       The 1994 income statement contains a $3,700,000 valuation loss on property. This amount was recorded in 1994 based on the market values of the Best Western Lakeway Inn and the Leopold Retirement Inn determined by professional real estate agents engaged in December 1994 to sell the properties. The agents engaged were specialists in the areas of hotel properties and senior living facilities, respectively. The valuation losses of $2,800,000 on the Best Western Lakeway Inn and $900,000 on the Leopold Retirement Inn reflected the amounts necessary to reduce the carrying values to the anticipated selling prices. The carrying values of the two properties had previously been based on professional appraisals that utilized a variety of methods, including physical replacement cost, to determine their values.

DISCONTINUED OPERATIONS

       The warranty operations recorded operating losses in all the reporting periods. The warranty business had an operating loss of $2,958,000 in 1994. These losses continued into 1995, with the warranty business incurring operating losses of $375,000 in the first seven months ended July 31, 1995. The warranty business had negative cash flow of $1,317,000 in 1994 and $629,000 in the seven months of 1995.

       Because of these losses and negative cash flows, the Board decided to sell the warranty business, resulting in the transaction completed on August 1, 1995. In that transaction, the Company transferred all warranty business assets and liabilities to the buyer, DelCor Holdings, Inc. Former officers of the Company own a majority interest in DelCor Holdings, Inc. The Company received no compensation, other than the relief from the warranty-related liabilities, in the transaction. Because the liabilities transferred substantially exceeded assets transferred, the Company recorded a gain of $2,263,000 on the sale.

FINANCIAL CONDITION, LIQUIDITY AND FUTURE PLANS

       At June 30, 1996, the Company had total assets of $6,672,000, total liabilities of $8,963,000, and stockholders' deficit of $2,291,000. The major asset of the Company is property, which comprises $5,107,000 of the total assets. All of the property is categorized as property held for sale and therefore carried at the lower of cost or net realizable value. It is the intention of the Board to sell all the property, retire the related secured debt and other liabilities, and return any remaining funds to the shareholders. The Directors have initiated this process and intend to complete it as soon as possible. To facilitate this process and to reduce expenses until such time as the residual funds can be returned to shareholders, the Board is submitting the Plan to the shareholders to transfer the remaining assets of the Company to a liquidating trust. To be approved, shareholders representing two-thirds of the total outstanding shares must approve the plan.

       The major liability of the Company at June 30, 1996, is debt secured by the properties, totaling $8,752,000. Of this amount, $525,000 is in the form of first mortgages to banks, with the remaining $8,227000 in the form of deeds of trust. The deeds of trust matured on September 1, 1996 or when the property securing the obligation is sold, if earlier.

       As disclosed in Note 6 of the financial statements for the interim period ended June 30, 1996, in Exhibit B, subsequent to June 30, 1996, the Company sold the Carmel Apartments and the Rockledge Apartments, retiring the related deeds of trust and mortgages. The Company has sales contracts with buyers on the other properties owned by it.

       At June 30, 1996, the Company had $1,507,000 cash on hand and $52,000 in accounts receivable. Accounts payable and accrued expenses totaled $211,000. The property operations are currently generating positive cash flow, enabling the Company to meet its current obligations as they become due.

                                  EXECUTIVE OFFICERS

The executive officers of the Company are:

       NAME             AGE                          POSITION
       ----            ----                         --------

Gordon H. Cheadle      64               President and Chief Executive Officer

Terry L. Switzer       46               Vice President and Secretary

Thomas G. Pagano       45               Director and Secretary

     The following information describes the executive officers of the Company.

     GORDON H. CHEADLE. For a description of Mr. Cheadle, see "Proposal No. 2--Election of Directors."

     TERRY L. SWITZER. For a description of Mr. Switzer, see "Proposal No. 2--Election of Directors."

     THOMAS G. PAGANO was appointed as a director of the Company in February 1991. Mr. Pagano has served as Chairman of the Board since October 1992 and as Secretary from February 1992 to October 1992. Mr. Pagano has been a certified public accountant and a principal at the public accounting firm of Johnson, Stone and Pagano, P.S. since 1982. Mr. Pagano also serves on the board of directors of the Northwest Trek Foundation.

                           SECURITY OWNERSHIP OF MANAGEMENT

       The only issued and outstanding class of voting securities of the Company is its one class Common Stock. The Company is not aware of any person or group known to be the beneficial owner of 5% or more of the outstanding shares of Common Stock. The following table sets forth certain information regarding the ownership of Common Stock of the Company as of November X-1, 1996 with respect to each director and executive officer of the Company and all directors and executive officers of the Company as a group.


NAME AND ADDRESS       SHARES BENEFICIALLY  PERCENTAGE OF OUTSTANDING
----------------     --------------------  -------------------------
                              OWNED                SHARES(1)
                            ------                 ---------

Thomas G. Pagano                0                      --
3311 N 18th St.
Tacoma, WA  98406

Gordon H. Cheadle           4,282                       *
4229 -1st NW
Seattle, WA  98107

Carl R. Wiley                  0                      --

3043 Powder River Dr.
Eugene, OR  97401

Maynard G. Norman           1,538                       *
432 SW 143rd St.
Seattle, WA  98166

James F. Johannes           13,870(2)                 2.86
201 W Main St.
Puyallup, WA  98371

Terry L. Switzer               0                        0
258 S.W. 43rd Street,
Suite A
Renton, WA  98055


All directors and           19,690                    4.07
executive officers
as a group (6 persons)


_______________

(1) As of November X-1, 1996, there were 484,128 shares of Common Stock outstanding.

(2) Includes 12,332 shares held by James F. Johannes as trustee for Valley Packers, Inc. Employees Defined Benefit Pension Plan.

*      Less than 1%.

                                EXECUTIVE COMPENSATION

BOARD REPORT ON EXECUTIVE COMPENSATION

       Compensation policies with respect to the Company's employees in general are determined by the Board. The foundation of the Company's compensation policies is the view that the Company's success is attributable to the efforts of its employees, including its executive officers. Compensation of executive officers is determined by the Board on a performance basis and in comparison to comparable positions in comparable industries.

       The compensation of David L. Larson, the Company's former President and Chief Executive Officer, was established and approved by the U. S. Bankruptcy Court while the Company remained subject to the court's jurisdiction as part of DFS's reorganization under Chapter 11 and was maintained at that level after the Company emerged from Chapter 11. The compensation of Gordon H. Cheadle and the other executive officers and Terry L. Switzer was established at their employment commencement date in conjunction with their employment contracts and is reviewed periodically.

                                       By Order of the Board of Directors

                                       Gordon H. Cheadle
                                       President and Vice Chairman of the Board


EXECUTIVE COMPENSATION TABLE

       The following table provides information with respect to the annual compensation for services to the Company in fiscal year 1995 for the Company's Chief Executive Officer.

                                                      ANNUAL COMPENSATION
       NAME AND                                       -------------------
PRINCIPAL POSITION            YEAR                        SALARY ($)
------------------            ----                        ----------

Gordon H. Cheadle             1995                          $7,500

President and Chief
Executive Officer(1)

David L. Larson               1995                          $52,500

President and Chief
Executive Officer(2)


_______________

(1) Mr. Cheadle has served as President and Chief Executive Officer since August 1995.

(2) Mr. Larson served as President from April 1991 through July 1995. He resigned at the time of the Company's sale of its warranty business to DelCor Holdings, Inc.

                           TRANSACTIONS INVOLVING DIRECTORS

       On August 1, 1995, the Company sold, pursuant to an Asset Purchase Agreement dated as of July 31, 1995 ("Asset Purchase Agreement"), to DelCor Holdings, Inc. ("DelCor") its warranty business and certain other non-real estate assets. DelCor is a newly formed Washington corporation which was organized for the purpose of acquiring these assets by David L. Larson and Eric Kord, two former executive officers of the Company, and Nomad, Inc., a newly organized Washington corporation owned and controlled by Michael Heijer. Messrs. Larson and Kord resigned as the Company's President and Vice President, respectively, immediately prior to the consummation of the sale. Messrs. Larson and Kord and Nomad, Inc. own 42.5%, 15% and 42.5% respectively, of DelCor's common stock.

       The Company consummated the transaction by (i) causing Delta Management Company, Inc. ("DMC"), a wholly owned subsidiary of the Company, to transfer to DelCor substantially all of DMC's non-real estate assets and (ii) selling directly to DelCor all of the issued and outstanding common stock of Delta Warranty of Florida, Inc. ("DWF") and Delta Service Administrators, Inc. ("DSA"), two other wholly owned subsidiaries of the Company. Immediately prior to the sale, DWF transferred to DFS, another wholly owned subsidiary of the Company, fee simple interest in two real estate assets, the Leopold Retirement Center, a housing project for the elderly in Bellingham, Washington, and the Lost Creek Property, a 99.5-acre parcel of undeveloped land in Pierce County, Washington. These assets were transferred out of DWF because the sale was not to involve the transfer of any real estate assets from the Company or its subsidiaries to DelCor.

       The assets sold to DelCor included furniture, fixtures and equipment, inventory, accounts receivable, rights under business agreements, intangible property rights, licenses and authorizations (to the extent assignable), contract rights under existing warranty agreements, and the rights to certain balances held in escrow and bank accounts previously established to secure the subsidiaries' obligations under the issued warranty contracts.

       The Company did not receive any cash from DelCor in exchange for these assets, but DelCor assumed, pursuant to an Assumption of Contracts, Obligations and Liabilities (the "Assumption Agreement") specified liabilities of the Company, DMC, DWF and DSA (collectively, the "Delta Warranty Companies") specifically listed in the Assumption Agreement (collectively, the "Scheduled Liabilities"). The Scheduled Liabilities included, among others, obligations of the Delta Warranty Companies under the licensed business agreements; the equipment, office and automobile leases of the Delta Warranty Companies; all claims and liabilities under the warranty contracts in effect as of the closing or that might arise on or after the closing; ordinary trade payables and accrued expenses associated with the non-real estate business of the Delta Warranty Companies, exclusive of certain accrued legal and accounting expenses in excess of stipulated ceilings; and accrued but unpaid liabilities under claim insurance policies previously maintained by the Delta Warranty Companies. In addition, DelCor agreed to assume responsibility for the prosecution and defense of pending litigation with Electronic Systems Protection, Inc., a vendor of surge protection equipment, previously sold to DMC.

       Based upon the financial statements and schedules prepared at the closing, DelCor assumed responsibility for the payment of trade payables and accrued expenses of approximately $1,790,000 and accrued legal and accounting fees of approximately $106,000. Neither the Asset Purchase Agreement nor the Assumption Agreement attempted to quantify the amount of other Scheduled Liabilities and certain of those liabilities, such as amounts now payable or in the future payable under the assumed warranty contracts, are uncertain in amount. Over the last three years, the Company's claims under warranty contracts have been in the range of 25% to 35% of the premiums. Should that claims experience persist as to the warranties now outstanding, DelCor would be responsible for $1,600,000 to $2,200,000 on the warranty contracts assumed. There is, however, no certainty that this will be the claims experience as to the outstanding warranties.

       Under the Assumption Agreement and the Asset Purchase Agreement, DelCor is obligated to indemnify and hold harmless the Company and DMC from all claims, liabilities, costs and expenses, including reasonable attorneys' fees, incurred by either of them as a result of DelCor's failure or refusal to pay the Scheduled Liabilities. DelCor's indemnification obligation is secured by an interest, in favor of the Company and DMC, in past, present and future accounts receivable, and the future fixtures and equipment, of DelCor, DWF and DSA, and DelCor's rights to distributions that may subsequently be made with respect to a cash reserve account held by K-Mart to secure Delta Warranty Companies' obligations on warranty contracts written for K-Mart consumers. Such security interest is subordinate to claims that K-Mart may have against the amount in such cash reserve account and to liens that may subsequently be granted by DelCor in favor of unaffiliated third-party lenders who provide financing to DelCor to conduct its warranty business. If DelCor obtains insurance to cover claims against DelCor and the Delta Warranty Companies under the warranty contracts sold to K-Mart customers, the Company and DMC are obligated to release their security interest in the amounts held in the K-Mart cash reserve account; provided that, following such release, there is, in the opinion of the Company and DMC, sufficient remaining collateral to secure the outstanding uninsured liabilities assumed by DelCor under the Asset Purchase Agreement. In any event, the Company and DMC are to release their security interest in the K-Mart cash reserve account no later than 30 months after the closing.

       The Company and DMC are, in addition, obligated to indemnify and hold harmless DelCor from all claims, liabilities, costs and expenses, including reasonable attorneys' fees, incurred by DelCor as a result of any liabilities other than those stipulated as Scheduled Liabilities.

       Terry L. Switzer, the Company's Vice President, represented the Company in negotiating the terms of the Asset Purchase Agreement, and it was presented to the Board for review and approval.

                                 INDEPENDENT AUDITORS

       Deloitte & Touche, LLP, 700 Fifth Avenue, Seattle, Washington 98104, which has served as the Company's independent auditor since 1988, has been selected to continue as the Company's independent auditor for the fiscal year ended December 31, 1995. Representatives of Deloitte & Touche, LLP will be present at the Annual Meeting and, accordingly, will be available to respond to questions and to make a statement if they so desire. If the shareholders do not approve the Plan, the Company intends to select Deloitte & Touche, LLP to conduct any additional audits that may be required in order to comply with applicable federal securities laws.

               MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND OTHER
                                 SHAREHOLDER MATTERS

       The Company has issued a total of 484,128 shares of Common Stock and currently has 3,501 shareholders. No shares of Common Stock are subject to outstanding option or warrants. No persons have any right to cause the Company to register shares of Common Stock or to list on any exchange. No dividends have been declared or paid on any shares of Common Stock during the past two fiscal years. The Company is not subject to any restrictions on paying dividends in the future.

       There is no established public trading market for the Company's Common Stock. It is unlikely that a market for the Common Stock will develop in the future. The Company does not meet the qualifications to list on the New York Stock Exchange, Inc., the American Stock Exchange or the Nasdaq National Market. The Common Stock is currently not listed on the National Association of Securities Dealers OTC (over-the-counter) Electronic Bulletin Board or published in the National Daily Quotation Service Pink Sheets. The Common Stock remains subject to applicable state securities laws regulating resale, which could inhibit trading in the Common Stock.

                                  LEGAL PROCEEDINGS

       On November 29, 1995, Esfeld Investment Services ("Esfeld") submitted to the Company a demand for arbitration to resolve whether and to what extent Esfeld was entitled to commissions as a result of the sale of the warranty business to DelCor. Esfeld claims that such commissions are due under the terms of a Limited Client Consultant Fee Agreement entered into in September 1994.
The Company denied that a commission is owed to Esfeld under that agreement. In April 1996 the arbitrator ruled in favor of the Company holding that no commissions or other payments were due to Esfeld under the Consultant Fee Agreement.

                              PROPOSALS OF SHAREHOLDERS

       The Company has not received any proposals from shareholders for inclusion in the Company's proxy materials for either the 1995 or 1996 Annual Meeting. If the proposal for liquidation of the Company set forth in this Proxy Statement is not approved, proposals that shareholders wish to include in the Company's proxy statement and form of proxy for presentation at the 1997 Annual Meeting, if any, must be received by the Company at 258 S.W. 43rd Street, Suite A, Renton, Washington 98055, attention of the Corporate Secretary, no later than January 31, 1997.

                           DELAY IN HOLDING ANNUAL MEETING

       This Proxy Statement has been prepared in connection with the holding of the Company's Annual Meeting. The holding of this Annual Meeting has been substantially delayed, inasmuch as the Company was, under its Bylaws, obligated to hold the Annual Meeting on May 19, 1995 and again on May 19, 1996. The Board refrained from calling the Annual Meeting earlier because, through 1995 and into the second quarter of 1996, the Company did not have available cash to pay the accounting and legal expenses incident to holding this Annual Meeting.

       Under existing federal laws and regulations, the Company must include in the proxy solicitation materials sent to its shareholders audited financial statements for the prior fiscal year. As of May 1995, when the Annual Meeting should have been held, the Company owed approximately $120,000 in accounting fees to Deloitte & Touche, LLP, the Company's independent public accountants, which fees had been incurred for the accountants' 1993 audit and assistance to the Company in registering its securities under the Securities Act of 1933, as amended. In addition, the Company owed at that time approximately $150,000 in legal fees incurred for legal counsel's assistance with federal securities law compliance, real estate transactions and miscellaneous corporate matters. Given the Company's financial performance through 1994 and 1995, the Company did not have the cash to pay these accounting and legal fees, and the additional fees that would be incurred in preparing for the Annual Meeting, without forcing the Company to fail to pay other critical payables necessary to cover the operating expenses on the Company's real estate investments and to pay warranty claims, employee salaries, marketing expenses and other expenditures deemed essential to the then ongoing operations of the warranty business. The Board decided that it was in the best interest of the shareholders for the Company to pay the critical business expenses necessary to protect the value of the Company's investments and assets, while deferring the holding of the Annual Meeting until additional capital might be raised or assets sold to generate sufficient cash to cover past and current accounting and legal expenses. The Board wished to avoid forcing the Company into a bankruptcy proceeding, believing bankruptcy to be extremely unattractive due to the delays and complications of obtaining U.S. Bankruptcy Court approval to conduct business, the cost of administering the bankruptcy case, and the likely impact that bankruptcy would have upon the Company's trade creditors, customers, shareholders and others.

       Throughout 1995, the Board sought to address the Company's liquidity problems by seeking additional capital and attempting to sell one or more of the Company's primary assets. Management actively solicited buyers for the warranty business, whose activity was primarily responsible for the Company's severe cash flow problems, and such efforts ultimately led to the sale of the warranty business, but the sale did not generate cash that could be used by the Company to pay off the outstanding accounting and legal bills and other expenses. SEE "Transactions Involving Directors." Furthermore, while efforts were made to sell the real estate assets of the Company, no sales were consummated in 1995, other than the sale of the Delta Financial Center. See "Recent Property Sales" and "Plans Regarding Sale of the Company's Real Estate."

       Recognizing that the Company's efforts to raise additional cash to cover the expenses of the Annual Meeting might not be successful, the Board asked the Company's counsel to prepare, without requiring immediate payment of past due legal fees and the cost of the additional services, a no-action request to the Commission seeking the Commission's waiver of the requirement that its 1994 proxy solicitation materials include an audit of the 1994 financial statements. The Company's counsel consented to assist with the preparation of this letter and it was submitted to the Commission in September 1995. The Company based its request for a waiver of the audit requirement primarily upon the grounds that requiring an audit of the 1994 financial statements would impose a substantial financial burden upon the Company and its shareholders and would delay, perhaps indefinitely, the holding of its Annual Meeting. The Commission was advised that the proxy solicitation materials would include the proposal for the dissolution of the Company and the transfer of its assets, subject to existing liabilities, to a liquidating trust and that if the Plan were approved, the Company would immediately proceed to deregister as a public company under the 1934 Act. In November 1995, the Commission advised the Company that, based upon the information in its no-action request, the Commission would not recommend any action against the Company based solely on the Company's failure to provide audited 1994 financial statements in its proxy statement for the Annual Meeting. The Commission also advised the Company that, if the Plan were not approved, the Company would be expected to fully comply with its reporting obligations under the 1934 Act for all periods.

       Upon notice from the Commission's staff during the week of January 22, 1996 that it intended to conduct a full review of the Company's preliminary materials with comments to follow within 30 days of such notice, the Company recognized that the resulting delay would require the Company to update its financial statements to include financial information for the year ended December 31, 1995. The necessity of filing unaudited financial statements for two fiscal years was not contemplated when the Company's counsel made its no action request relating to the 1994 financial statement. Therefore, the Company's counsel submitted an additional no-action request to the Commission dated January 25, 1996 seeking the Commission's waiver of the requirement that its 1994 proxy solicitation materials include an audit of the 1995 and 1994 financial statements. The Company based its request for a waiver of the audit requirement primarily upon the same grounds asserted in its initial waiver request. In a letter dated February 5, 1996, the Commission advised the Company that, based upon the information in its no-action request, the Commission would not recommend any action against the Company based solely on the Company's failure to provide audited 1994 financial statements and audited 1995 financial statements of operations, cash flows and changes in stockholders' equity in the proxy statement for the Annual Meeting, provided that an audited December 31, 1995 balance sheet and unaudited financial statements containing all of the required information were included in the proxy materials. The Commission also advised the Company that, if the Plan were not approved, the Company would be expected to fully comply with its reporting obligations under the 1934 Act for all periods and that, with respect to any future filings under the l933 Act, the Commission would not accept unaudited statements of the Company for any periods for which audited financial statements are required by applicable federal securities laws.

       The Company has paid out of cash from operations and from the sale of its properties the accounting fees owed to Deloitte & Touche, LLP and the legal fees owed by it.

                                DELINQUENT SEC FILINGS

       The Company failed to file with the SEC Form 10-Ks for the years ended December 31, 1995 and 1994, Form 10-Qs for the second and third quarters of 1995, and Form 8-Ks upon the sale of the Leopold Retirement Center and the Lakeway Inn. The Company filed with the SEC a Form 10-Q for the first quarter of 1995, Form 10-Qs for the first and second quarters of 1996 and filed these proxy materials with the SEC prior to their distribution to the shareholders.
If the Plan is approved by the shareholders, the Company will deregister as a public company under the 1934 Act, not make any further filings with the SEC other than that necessary to deregister, and proceed to liquidate as outlined in these proxy materials. On the other hand, if the Plan is not approved by the shareholders, the Company will remain subject to the periodic reporting obligations of the 1934 Act. The SEC staff has also confirmed that, if the Plan is not approved, the Company must promptly file with the SEC the delinquent SEC filings.

                                    OTHER MATTERS

       As of the date of this Proxy Statement, the Board knows of no other matters that are to be brought to a vote at the Annual Meeting. If any other matter does come before the Annual Meeting, however, the persons appointed in the enclosed form of Proxy or their substitutes will vote in accordance with their best judgment on such matters.

                               SOLICITATION OF PROXIES

       The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement. Proxies may be solicited by the Company's officers and regular employees. Such solicitations may be made personally or by mail, telephone, facsimile or telegram.

       In addition, the Company has entered into an agreement with Hebert Research, Inc. under which it will use its best efforts to solicit shareholders to grant their approval of the proposals described in these proxy materials. The Company has agreed to indemnify Hebert Research, Inc. against certain liabilities, including certain liabilities under the federal and state securities laws.

       TO THE EXTENT THAT SUCH INDEMNIFICATION PROVISIONS PURPORT TO INCLUDE INDEMNIFICATION FOR LIABILITIES UNDER THE 1934 ACT, IN THE OPINION OF THE COMMISSION, SUCH INDEMNIFICATION IS CONTRARY TO PUBLIC POLICY AND, THEREFORE, UNENFORCEABLE.

                                      BY ORDER OF THE BOARD OF DIRECTORS



                                      GORDON H. CHEADLE
                                      PRESIDENT AND VICE CHAIRMAN OF THE BOARD

November X, 1996

            DELTA HOLDING, INC.
            AND SUBSIDIARIES
            --------------------------------------------------------------------
            CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE YEARS ENDED DECEMBER 31, 1995
             AND DECEMBER 31, 1994

                            TABLE OF CONTENTS





          MANAGEMENT'S DISCUSSION AND ANALYSIS
          OF RESULTS OF OPERATIONS AND FINANCIAL
          CONDITION                                 PP.  1-3

          INDEPENDENT AUDITOR'S REPORT              P.   4

          CONSOLIDATED FINANCIAL STATEMENTS         PP.  5-8

          NOTES TO CONSOLIDATED FINANCIAL
          STATEMENTS                                PP.  9-22

                         DELTA HOLDING, INC.

                 MANAGEMENT'S DISCUSSION AND ANALYSIS OF
              RESULTS OF OPERATIONS AND FINANCIAL CONDITION


RESULTS OF OPERATIONS
---------------------

BACKGROUND

Continuing operations consist of the property-owning activities of the Company. Included are the Leopold Retirement Inn, an independent living facility for the elderly in Bellingham, Washington; the Best Western Lakeway Inn, a full-service hotel also located in Bellingham; and several apartment buildings located in Colorado Springs, Colorado.

Discontinued operations consist of the activities carried out under the trade name of Delta Warranty, and includes the marketing and distribution of extended service contracts and surge suppression equipment coupled with extended service contracts. This business segment is treated as discontinued operations as this business was sold August 1, 1995. The results of its operations are reported separately.

FOR THE YEAR ENDED DECEMBER 31, 1995 vs. THE YEAR ENDED DECEMBER 31, 1994

Revenues from property operations increased 4%, from $6,200,000 in 1994 to $6,418,000 in 1995, an increase of $218,000. $52,000 of this increase was due to increased occupancy at the Best Western Lakeway Inn, reversing a five year decline in occupancy caused by overbuilding of the hotel industry in Bellingham. The remaining $166,000 of the overall increase was due to a combination of improved occupancy and rent increases in the Colorado apartments, reflecting the strong local economy in Colorado Springs.

Operating expenses for the property operations decreased 6% from $5,294,000 in 1994 to $4,977,000 in 1995, a decrease of $317,000. $265,000 of this decrease was caused by lower depreciation expense, reflecting the lower value of properties after the recording of a $3,700,000 property valuations loss in 1994. The balance of the decrease reflects lower property taxes and reduced personnel costs at the Best Western Lakeway Inn.

Selling and administrative expenses declined 24% from $1,481,000 in 1994 to $1,125,000 in 1995, a decrease of $356,000. Virtually all of this decrease was due to reduced corporate expenses. These declined in relation to 1994 due to one-time legal and professional fees incurred in 1994 for the Company's original stock issuance and registration. Also contributing to the decline were the reductions in corporate staff after the sale of the warranty operations on August 1, 1995.

This combination of increased revenue and reduced expenses resulted in an increase in operating profit of $891,000, from a loss of $575,000 in 1994 to a profit of $316,000 in 1995. Interest income declined in 1995 from $225,000 in 1994 to $112,000 in 1995. This reduction was due to smaller amounts of interest-bearing restricted investments held in the warranty business during 1995 and then, with the sale of the warranty operations in mid-1995, the loss of all such interest bearing funds. Interest expense increased slightly from $976,000 in 1994 to $1,036,000 reflecting increased deeds of trust balances on several properties as the deferred interest from the prior year accumulated within the principal balance and started to earn interest.

The 1994 income statement contains a $3,700,000 valuation loss on property. This amount was recorded in 1994 based on the market value of the Best Western Lakeway Inn and the Leopold Retirement Inn determined by professional real estate agents, engaged in December 1994, to sell the properties. The agents engaged were specialists in the areas of hotel properties and senior living facilities, respectively. The valuation loss of $2,800,000 on the Lakeway and $900,000 on the Leopold reflected the amounts necessary to reduce the carrying value to the anticipated selling price. The carrying value of the two properties had previously been based on professional appraisals that utilized a variety of methods, including physical replacement cost, to determine their value.

DISCONTINUED OPERATIONS

The warranty operations recorded operating losses in all the reporting periods. The warranty business had an operating loss of $2,958,000 in 1994; this decreased to a loss of $375,000 in the seven months ended July 31, 1995. The large swing in the reported losses was due primarily to the required accounting procedures for unearned revenue. The loss in 1994 was increased by the deferral of $1,879,000 in revenue relating to uninsured future exposure on contracts sold during the year. The loss in 1995 was reduced by the net amortization of prior unearned revenue in the amount of $1,135,000, reflecting the fact that the majority of contracts sold in 1995 were insured.

The cash flow during both periods was negative at a relatively consistent rate, averaging between $90,000 and $115,000 per month. Overall, the warranty business had negative cash flow of $1,317,000 in 1994 and $629,000 in the sevens months of 1995.

Because of these losses and negative cash flows, the Board of Directors decided to sell the warranty business, resulting in the transaction completed on August 1, 1995. In that transaction, the Company transferred all warranty business assets and liabilities to the buyer, DelCor Holdings, Inc. Former officers of Delta Holding, Inc. own a majority interest in DelCor Holdings, Inc. The Company received no compensation, other than the relief from the warranty-related liabilities, in the transaction. Because the liabilities transferred substantially exceeded the assets transferred, the Company
recorded a gain of $2,263,000 on the sale.   (Notes 11 and 12 provide details
of the warranty operations and the sale transaction.)

FINANCIAL CONDITION, LIQUIDITY AND FUTURE PLANS

At December 31, 1995, the Company had total assets of $10,105,000, total liabilities of $12,256,000, and stockholders' deficit of $2,151,000. The major asset of the Company is property, which comprises $9,229,000 of the total assets. All of the property is categorized as property held for sale and therefore carried at the lower of cost or net realizable value. It is the intention of the Board to sell all the property, retire the related secured debt and other liabilities, and return any remaining funds to the shareholders. The Directors have initiated this process and intend to complete it as soon as possible. To facilitate this process and to reduce expenses until such time as the residual funds can be returned to shareholders, the Directors are submitting a plan to the shareholders to convert the Company to a liquidating trust. To be approved, shareholders representing 66.67% of the total outstanding shares must approve the plan.

The major liability of the Company is debt secured by the properties, totaling $11,319,000. Of this amount, $652,000 is in the form of first mortgages to banks, with the remaining $10,667,000 in the form of deeds of trust. The deeds of trust mature on September 1, 1996 or when the property securing the obligations is sold, if earlier.

As disclosed in Note 14, subsequent to December 31, 1995, the Company sold the Leopold Retirement Inn, the Best Western Lakeway Inn, the Rockledge Apartments in Colorado Springs and the Carmel Apartments in Colorado Springs, retiring the related deeds of trust and mortgages.

With the completion of these transactions, all deeds of trust maturing on September 1, 1996 have been paid off with the exception of $1,960,000 secured by the Kit Carson Apartments in Colorado Springs. These deeds of trust are in default as of September 1, 1996; however, no immediate action is anticipated by the holders of these deeds. The Kit Carson is currently under a contract of sale. Many of the conditions necessary to complete the sale have been fulfilled. However, several conditions remain to be satisfied before closing, which is now anticipated to be in mid October, 1996. At closing, all principal and accrued interest to the day of closing will be paid from the proceeds.

At December 31, 1995, the Company had $656,000 cash on hand and $116,000 in accounts receivable. Accounts payable and accrued expenses totaled $937,000. The property operations are currently generating positive cash flow, enabling the Company to meets its current obligations as they come due.

Gordon Cheadle                               Terry L. Switzer
President and Vice Chairman of the Board     Vice President, Finance

DELOITTE &
 TOUCHE LLP                             700 FIFTH AVENUE, SUITE 4500
                                        SEATTLE WA  98104-5044
                                        TELEPHONE:  (206) 292-1800
                                        FACSIMILE:  (206) 343-7809


INDEPENDENT AUDITORS' REPORT


Board of Directors
Delta Holding, Inc.
Renton Washington

We have audited the accompanying consolidated balance sheet of Delta Holding, Inc. and subsidiaries (the Company) as of December 31, 1995. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit on accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, such consolidated balance sheet presents fairly, in all material respects, the financial position of the Company as of December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, the Company has prepared a proposed plan of dissolution and the Company's shareholders will vote on whether to approve this plan of dissolution and transfer the Company's remaining assets and liabilities to a newly formed liquidating trust.


DELOITTE & TOUCHE LLP

MARCH 1, 1996
(SEPTEMBER 30, 1996, AS TO NOTE 14)

DELTA HOLDING, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(in thousands)

                                                           December 31,   December 31,
                                                              1995           1994
                                                           ------------   ------------
                                                            (audited)      (unaudited)
ASSETS
------
Property, equipment, and fixtures:
 Equipment and vehicles                                             $8           $153
 Furniture                                                           2            135
                                                           ------------   ------------
                                                                    10            288
 Less: accumulated depreciation                                     (2)          (162)
                                                           ------------   ------------
                                                                     8            126

Restricted investments                                                          3,302
Property held for sale                                           9,229         10,175
Cash and cash equivalents                                          656            632
Accounts receivable (less allowance for doubtful accounts
 of $37,000 in 1995 and $212,000 in 1994)                          116          1,061
Deferred acquisition costs                                                      1,361
Inventory, prepaid expenses, and other assets                       96            621
                                                           ------------   ------------

 TOTAL  ASSETS                                                 $10,105        $17,278
                                                           ------------   ------------
                                                           ------------   ------------

LIABILITIES
-----------
Accounts payable                                                  $454         $1,793
Accrued expenses                                                   483            720
Unearned revenue                                                                7,089
Secured debt                                                    11,319         11,086
                                                           ------------   ------------

 TOTAL  LIABILITIES                                             12,256         20,688
                                                           ------------   ------------

STOCKHOLDERS'  DEFICIT
----------------------
Common stock ($1 par, 1,500,000 shares authorized,
 484,128 shares issued and outstanding)                            484            484
Paid-in capital                                                  6,074          6,074
Accumulated deficit                                             (8,709)        (9,968)
                                                           ------------   ------------

 TOTAL STOCKHOLDERS' DEFICIT                                    (2,151)        (3,410)
                                                           ------------   ------------

 TOTAL  LIABILITIES  AND  STOCKHOLDERS'  DEFICIT               $10,105        $17,278
                                                           ------------   ------------
                                                           ------------   ------------



See notes to consolidated financial statements.

DELTA HOLDING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

                                                   For The        For The
                                                  Year Ended     Year Ended
                                                 December 31,   December 31,
                                                     1995           1994
                                                 ------------   ------------
Revenue                                               $6,418         $6,200

Operating expenses                                     4,977          5,294
                                                 ------------   ------------

 Gross margin from operations                          1,441            906

Selling and administrative expenses                    1,125          1,481
                                                 ------------   ------------

 Income (loss) before other income (expense)             316           (575)

Other income (expense):
 Interest income                                         112            225
 Interest expense                                     (1,036)          (976)
 Loss on sale of assets                                  (21)           (31)
 Valuation losses on property                                        (3,700)
                                                 ------------   ------------
 Total                                                  (945)        (4,482)
                                                 ------------   ------------

 Loss from continuing operations                        (629)        (5,057)

Discontinued operations (Note 12):
 Loss from operations                                   (375)        (2,958)
 Gain on disposal                                      2,263
                                                 ------------   ------------

 Gain (loss) from discontinued operations              1,888         (2,958)
                                                 ------------   ------------

 Net income (loss)                                    $1,259       $ (8,015)
                                                 ------------   ------------
                                                 ------------   ------------

Net income (loss) per share
 Loss from continuing operations                    $  (1.30)     $  (10.45)
 Gain (loss) from discontinued operations               3.90          (6.11)
                                                 ------------   ------------
                                                 ------------   ------------

 Net income (loss)                                  $   2.60      $  (16.56)
                                                 ------------   ------------
                                                 ------------   ------------

Weighted average number of shares outstanding        484,128        484,128
                                                 ------------   ------------
                                                 ------------   ------------


See notes to consolidated financial statements.

DELTA HOLDING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

                                                                       For The        For The
                                                                     Year Ended     Year Ended
                                                                    December 31,   December 31,
                                                                       1995           1994
                                                                    ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
------------------------------------
 Net loss from continuing operations                                     $ (629)       $ (5,057)
 Adjustments to reconcile net loss to net cash provided
  by operating activities:

       Depreciation                                                         431            696
       Loss on sale of assets                                                21             31
       Increase in secured debt due to addition of accrued interest         959            883
       Valuation losses on property                                                      3,700

 Changes in assets and liabilities, net of effects from dispositions:

       Accounts receivable                                                  (23)           895
       Inventory, prepaid expenses, and other assets                         64            (10)
       Accounts payable                                                    (135)           183
       Accrued expenses                                                     172             83

 Discontinued operations, net                                              (629)        (1,317)
                                                                    ------------   ------------

 Net cash provided by operating activities                                  231             87
                                                                    ------------   ------------


CASH  FLOWS  FROM  INVESTING  ACTIVITIES
----------------------------------------
 Proceeds from sales of property                                            567            145
 Additions to property, equipment, and fixtures                             (48)           (92)
                                                                    ------------   ------------

 Net cash provided by investing activities                                  519             53
                                                                    ------------   ------------


CASH FLOWS FROM FINANCING ACTIVITIES
------------------------------------
 Payments on long term debt                                                (726)          (169)
                                                                    ------------   ------------

 NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                        24            (29)
 CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                           632            661
                                                                    ------------   ------------

 CASH AND CASH EQUIVALENTS AT END OF PERIOD                                $656           $632
                                                                    ------------   ------------
                                                                    ------------   ------------

See notes to consolidated financial statements.

DELTA HOLDING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

(unaudited)
(in thousands)

                                                                                 Total
                                  Common Stock      Paid-In   Accumulated    Stockholders'
                                Shares     Amount   Capital     Deficit     Equity (Deficit)
                               -------     ------   -------   -----------   ----------------
Balance, January 1, 1994       484,128       $484    $6,074     $(1,953)         $4,605

 Net Loss, Year Ended
 December 31, 1994                                               (8,015)         (8,015)
                               -------      ------   -------   -----------   ----------------

Balance, December 31, 1994     484,128        484     6,074      (9,968)         (3,410)

 Net Income, Year Ended
 December 31, 1995                                                1,259           1,259
                               -------      ------   -------   -----------   ----------------

Balance, December 31, 1995     484,128       $484    $6,074     $(8,709)      $  (2,151)
                               -------      ------   -------   -----------   ----------------
                               -------      ------   -------   -----------   ----------------






See notes to consolidated financial statements.

    DELTA HOLDING, INC. AND SUBSIDIARIES

    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1995 AND DECEMBER 31, 1994

1.  SIGNIFICANT ACCOUNTING POLICIES (UNAUDITED)

    PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of Delta Holding, Inc. and its subsidiaries (collectively the "Company"). All significant intercompany balances and transactions have been eliminated.

    NATURE OF OPERATIONS - During the year ended December 31, 1994 and for the first seven months of the year ended December 31, 1995, the Company operated two lines of business: warranty operations and property management. The warranty operations consisted of the sale and service of extended warranties on consumer electronic products, computer products and appliances. The warranties were sold through a dealer network consisting of retail department and electronic stores throughout the entire United States. The warranty operations comprised about 40% of the Company's revenues in the reporting periods. As discussed in Note 13, the Company sold its warranty operations on August 1, 1995.

    The property management operations consist of the ownership, operation and sale of income producing properties. Properties include a hotel and a retirement apartment complex in Washington and apartment complexes in Colorado. The property management operations comprised about 60% of the Company's revenues in the reporting periods.

    USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    BASIS OF ACCOUNTING - As of November 1, 1988 (as discussed in Note 2), all assets and liabilities of the Company were restated to reflect their estimated fair value. These fair values became the Company's historical cost from that date forward. It is the intention of the Company's directors to sell all of the Company's properties in the near future. However, the properties are not recorded to liquidation value and the actual values realized in a sale may differ from their carrying value. It is also the intention of the directors to submit a plan to the shareholders to convert the Company to a liquidating trust. Under the proposed plan, which would require approval of 66.67% of the number of outstanding shares, each shareholder would receive an interest in the liquidating trust equivalent to the shareholder's ownership interest in the Company.

    PROPERTY, EQUIPMENT AND FIXTURES - Property is stated at cost. The Company depreciates assets on a straight-line basis over the following lives:

         Equipment and vehicles             5 years
         Furniture and fixtures             5 years

    RESTRICTED INVESTMENTS - Certain financial instruments included in restricted investments (Note 3) are carried at cost which approximates market.

    PROPERTY HELD FOR SALE - Property held for sale is recorded at the lower of cost or net realizable value based on recent purchase offers or estimates of value using direct capitalization or discounted cash flow methods (see
    Note 4).

    CASH AND CASH EQUIVALENTS - Cash and cash equivalents include short-term investments with an original maturity of three months or less.

    ACCOUNTS RECEIVABLE - Accounts receivable balances at December 31, 1994 primarily include amounts due from dealers for extended warranty contracts sold. At December 31, 1995, accounts receivable balances consist primarily of amounts due from property operations. An allowance is recorded to reduce the balance when management has identified potentially uncollectible amounts.

    REVENUE FROM OPERATIONS, UNEARNED INCOME AND DEFERRED ACQUISITION COSTS - Revenue from operations consists of property management revenue and is recognized in the month earned. Unearned revenue related to warranty contracts expiring in future periods is recognized as a liability at the balance sheet date. Costs directly related to acquiring new and renewal warranty contracts are deferred and amortized in proportion to the related revenue and are recorded in operating expenses.

    INCOME TAXES - The Company follows FASB Statement No. 109 "Accounting for Income Taxes" which requires an asset and liability approach for financial accounting and reporting of income taxes. Deferred income tax assets and liabilities are computed annually for differences between the basis used for financial reporting and reporting for income taxes. A valuation allowance is established when necessary to reduce deferred income tax assets to the amount expected to be realized (see Note 8).

    NET INCOME (LOSS) PER SHARE - Net income (loss) per share computations are based on the weighted average number of shares outstanding. Potentially dilutive securities for certain deeds of trust payable which exceed the amount of net realizable value of related properties, as described in Note 7, are excluded as no additional shares were issued as part of the sale of properties as described in Note 14.

    RECLASSIFICATIONS - Certain reclassifications have been made to the prior year's financial statements to be consistent with the current presentation.

2.  REORGANIZATION PROCEEDINGS

    On September 11, 1987, the Company filed a petition for protection under Chapter 11 of the U.S. Bankruptcy Code. After acceptance by a majority of the creditors, the Company's First Amended Plan of Reorganization was confirmed by the U.S. Bankruptcy Court on October 17, 1988, and became effective on November 1, 1988. The First Amended Plan was based upon projections of cash flows to repay the creditors by September 1, 1993. The Company accounted for the reorganization as a quasi-reorganization. Accordingly, all assets and liabilities were restated to reflect their estimated fair value as of November 1, 1988. Such amounts are referred to as cost in these financial statements.

    The Company was unable to meet the terms set forth by the First Amended Plan and on August 23, 1993, the U.S. Bankruptcy Court approved the Second Amended Plan of Reorganization (the Plan) which became effective on September 7, 1993 following approval by a majority of the creditors. Under the Plan, existing unsecured creditors, with claims against the Company totaling approximately $73,159,000, were given the following options to exchange their allowed claims:

         a) For a pro rata share of the beneficial interests in a liquidating trust (the Trust).

         b) For shares of common stock at the rate of one share per $100 of allowed claims.

         c)  For the lesser of $500 or 25% of the allowed claims.


    After the creditors voted for the above options, the results were as follows:

         a) Under the Plan, a Trustee for the Trust, appointed by the Bankruptcy Court, chose certain investment properties based upon stipulated values in the Plan. The net book value of assets transferred was $1,795,000 including property with a net book value of $3,922,000 offset by mortgages payable assumed of $2,127,000. A resulting receivable of $889,000 (which was received in March 1994) was recorded by the Company for the related income tax liability of the Company on the gain from the assets transferred.

         b) There are 484,128 shares of common stock (unaudited) which were issued to stockholders in April 1994.

         c) Creditors with debt totaling approximately $2,150,000 elected the option to receive cash, resulting in approximately $193,000 being paid by the Company prior to December 31, 1993.

    There were other less significant classes of creditors which were either paid in full in the normal course of business or whose payment terms did not change (mortgages payable). See Note 7 regarding the revised payment terms of deed of trust creditors under the Plan.

    In conjunction with the terms of the Plan authorizing issuance of common stock, the Articles of Incorporation were amended effective February 18, 1994 to increase the authorized shares to 1,500,000 shares (unaudited), which is reflected on the Consolidated Balance Sheet.

    The Company provided property management services for the properties transferred to the Trust through their sale date. The properties were sold by the Trustee in January and February 1994.



3.  RESTRICTED INVESTMENTS (UNAUDITED)

    Restricted investments at December 31, 1994 consist of the following (in thousands):

              Assets held in trust                         $2,230
              Other restricted investments                  1,072
                                                            -----
                                                           $3,302
                                                           ------
                                                           ------

    Assets held in trust is primarily comprised of U.S. Treasury Bills maintained in a trust account established under a warranty services agreement with a major retailer as security for the Company's obligations under the extended service contracts sold. The agreement provides for a maximum amount of $3,000,000 in the trust balance funded by interest earned on the investments held in the trust. Interest earned after the account reaches the maximum balance will be remitted to the Company on a quarterly basis. Amounts in the trust account will be remitted to the Company at the earlier of the retailer's discretion or five years from the termination of the warranty services agreement.

    Other restricted investments consist primarily of short term certificates of deposit. These amounts are restricted in accordance with various bonding, insurance and state regulatory requirements. In addition, at December 31, 1994, the Company had a letter of credit issued for $450,000 to an insurance carrier to cover warranty claims costs that exceed amounts deposited. The letter of credit is secured by a certificate of deposit and will be used by the carrier only if valid insured warranty claims are not paid by the Company directly.

    Restricted investments relate entirely to the operations of the warranty business, which was sold August 1, 1995 (See Note 13 - Discontinued Operations).

4.  PROPERTY HELD FOR SALE

    Property held for sale is recorded at the lower of cost or net realizable value based on recent purchase offers or estimates of value using direct capitalization or discounted cash flow methods and consists of the following (in thousands):

                                       December 31,             December 31,
                                           1995                    1994
                                       --------------         --------------
                                                                (unaudited)

         Land                              $1,851                 $1,851
         Building & improvements            7,147                  8,011
         Equipment and vehicles                71                    102
         Furniture & fixtures                 160                    211
                                            -----                   ----
                                           $9,229                $10,175
                                           ------                -------
                                           ------                -------

5.  UNEARNED REVENUE AND DEFERRED ACQUISITION COSTS
    (UNAUDITED)

    Activity in the unearned revenue and deferred acquisition costs balances related to the warranty business during the periods ended December 31, 1994 and December 31, 1995 was as follows (in thousands):


    Unearned revenue:

    Balance, January 1, 1994                                         $5,211
    Warranty contracts sold                                           5,804
    Warranty revenue recognized                                      (3,926)
    Balance, December 31, 1994                                        7,089
    Warranty contracts sold                                           3,077
    Warranty revenue recognized                                      (4,212)
                                                                     -------
    Balance, July 31, 1995                                            5,954
    Transfer to buyer of warranty business on Aug. 1, 1995           (5,954)
                                                                     -------
    Balance, December 31, 1995                                       $  --
                                                                     -------
                                                                     -------

    Deferred acquisition costs:

    Balance, January 1, 1994                                         $1,105
    Acquisition costs incurred                                        1,205
    Amount expensed                                                    (949)
                                                                     -------
    Balance, December 31, 1994                                        1,361
    Acquisition costs incurred                                          605
    Amount expensed                                                    (891)
                                                                     -------
    Balance, July 31, 1995                                            1,075
    Transfer to buyer of warranty business on Aug. 1, 1995           (1,075)
                                                                     -------
    Balance, December 31, 1995                                       $  --
                                                                     -------
                                                                     -------

6.  SUPPLEMENTAL CASH FLOW INFORMATION (UNAUDITED)

    Cash payments for interest on indebtedness were $77,000 for the year ended December 31, 1995 and $92,000 for the year ended December 31, 1994. There were no amounts paid for income taxes.

    Disclosure of noncash investing and financing activities:

    On August 1, 1995 the Company transferred all the assets and liabilities of the warranty operations to DelCor Holding, Inc. The Company received no compensation, other than the relief from the warranty-related liabilities, in the transaction. The book value of assets transferred was $5,453,000. The book value of liabilities transferred was $7,716,000, giving rise to a non-cash gain of $2,263,000 on the transaction (see Note 12).


7.  SECURED DEBT

    Secured debt consists of the following (in thousands):


                                                       At December  At December
                                                        31, 1995     31, 1994
                                                      ------------  -----------
                                                                    (Unaudited)
    Six mortgages payable to financial institutions
    maturing through 2005, payable monthly in-
    cluding interest at rates ranging from 6.75% to
    9.5%,  collateralized by certain receivables
    and buildings.                                            $652      $904

    Deeds of trust bearing interest at 9.5% per
    annum, secured by buildings.  The obligations
    mature on the earlier of September 1, 1996 or
    the date upon which the property securing the
    obligation is sold.  Payment terms under the
    Plan (See Note 2) require interest payments on
    September 1 of each year of a minimum of 4%
    on the outstanding principal balance.  Any
    accrued interest not paid will be added to the out-
    standing principal balance.  If the proceeds from
    the sale of the underlying property are not
    sufficient to retire the obligation in full, or if
    the creditor chooses to receive stock at the
    maturity date, the Company is required to issue
    shares of common stock having a fair value equal
    to the unpaid portion.  (See Note 14.)                  10,667    10,182
                                                            ------    ------
                                                           $11,319   $11,086
                                                           -------   -------
                                                           -------   -------

    As of December 31, 1995, estimated remaining principal payments required on long term debt for years ending December 31 are as follows
    (in thousands):

              1996                         $10,870
              1997                              95
              1998                              95
              1999                              44
              2000                              49
              Thereafter                       166
                                           -------
                                           $11,319
                                           -------
                                           -------


    The fair value of the mortgages payable is estimated to be equal to the book value of the mortgages payable based on current rates available to the Company for debt of the same remaining maturities. The fair value of the deeds of trust is estimated as the amount that will be paid to the creditors from sales of the underlying properties, or $10,056,000 and $9,787,000 as of December 31, 1995 and 1994, respectively.


8.  INCOME TAXES

    The tax effect of temporary differences and net operating loss carryforwards that gave rise to the Company's deferred tax assets and liabilities at December 31, 1994 and December 31, 1995, are as follows (in thousands):

                                            December 31,        December 31,
                                                 1995               1994
                                            ------------        ------------
                                                                (Unaudited)
         Deferred tax assets:
            Tax basis net operating losses       $2,131              $770
            Accrued but unpaid interest           1,328             1,078
            Unearned revenue                                        2,410
            Property basis and depreciation       1,232             1,211
            Other                                    31               178
                                              ----------        ----------
                                                  4,722             5,647
                                              ----------        ----------

         Deferred tax liabilities:
            Deferred acquisition costs                                462
                                                                ----------
                                                                      462
                                                                ----------

            Net deferred tax asset                4,722             5,185
            Valuation allowance                  (4,722)           (5,185)
                                              ----------        ----------
                                              $     --          $     --
                                              ----------        ----------
                                              ----------        ----------

    At December 31, 1995, the Company has tax basis net operating loss carryforwards which expire as follows (in thousands):

              2008                       $2,265
              2009                        4,003
                                         ------
                                         $6,268
                                         ------
                                         ------



    The following schedule accounts for the difference between the actual tax provisions and the amounts obtained by applying the statutory U.S. federal income tax rate to the income (loss) before taxes (in thousands):


                                                   Year Ended      Year Ended
                                                   December 31,    December 31,
                                                      1995            1994
                                                   ------------    ------------
                                                                   (unaudited)

         Federal income tax benefit on
           losses from continuing operations
           at statutory rate (34%)                   $(213)          $(1,719)

         Addition to valuation allowance
           due to uncertainty of realization
           of net operating loss carryforwards         213             1,719
                                                      ------          ------
         Income taxes from continuing operations        --              --
                                                      ------          ------
         Federal income tax expense (benefit)
           on income (losses) of discontinued
           operations at statutory rate (34%)          641            (1,005)

         Addition to valuation allowances due
           to uncertainty of realization net
           operating loss carryforwards                                1,005

         Offset to income tax expense recorded
           in current year due to utilization of
           net operating loss carryforwards           (641)
                                                      ------          ------
         Income taxes from discontinued
           operations                                   --              --
                                                      ------          ------

         Income taxes, net                            $ --            $ --

                                                      ------          ------
                                                      ------          ------

9.  BUSINESS SEGMENT REPORTING (UNAUDITED)

    Through August 1, 1995 (see Note 13), the Company reported its operations in two business segments: warranty operations and property management.
    The warranty operations segment sold and serviced extended warranties on consumer electronic products, computer products and appliances. The property management segment owns, operates and sells income producing properties. Intersegment sales are not material. The property management segment represents the entire business operations beginning August 1, 1995.


    Amounts by business segment are as follows for the years ended December 31, 1994 and December 31, 1995 (in thousands):

                                          Warranty   Property  Corporate
                                         Operations Management and Other Total
    --------------------------------------------------------------------------

    Revenues                  1995        $4,212    $6,418             $10,630
                              1994         3,926     6,200              10,126

    Operating profit          1995          (375)      528      (212)      (59)
        (loss)                1994        (2,958)      (27)     (548)   (3,533)


    Capital expenditures      1995             7        41                  48
                              1994            12        80                  92

    Depreciation expense      1995            34       397                 431
                              1994            75       621                 696

    Identifiable assets at    1995             0     9,449       656    10,105
       end of period          1994         6,217    10,879       632    17,728


    The operating loss of the Corporate and Other includes general corporate administrative expenses. Identifiable assets related to Corporate and Other include cash and cash equivalents and other items not identifiable to a particular segment.

10. PROPERTY UNDER MANAGEMENT

    The Company is a lessor under various lease agreements for apartment complexes and office buildings. The leases are substantially all month-to-month leases. The net book value of leased investment properties, included in property held for sale, consists of the following amounts (in thousands):

                                  December 31,   December 31,
                                      1995           1994
                                  ------------   ------------
                                                  (Unaudited)

    Cost                            $5,488          $6,226
    Accumulated depreciation        (1,085)         (1,092)
                                    ------          ------
    Net book value                  $4,403          $5,134
                                    ------          ------
                                    ------          ------

    During 1994, management recorded a valuation loss of $3,700,000 (unaudited) on certain properties for which the decline in value was considered to be other than temporary. All property is categorized as property held for resale due to the decision of the directors to proceed with the disposing of the property.


11. COMMITMENTS AND CONTINGENCIES

    The Company leases office space under an agreement that extends to September 1996. Commitments under this lease at December 31, 1995 are $12,000. Rental expense for the years ended December 31, 1995 and December 31, 1994, totaled $144,000 and $257,000 (unaudited), respectively.

    As described in Note 13, the Company remains contingently liable for certain liabilities assumed by DelCor Holdings, Inc., the buyer of the warranty operations. Should DelCor default on its obligation to pay these liabilities, the creditors in question may turn to the Company to satisfy their claims. To protect itself should this occur, the Company has retained a security interest in accounts receivable, fixtures and equipment, and certain cash reserve accounts for future warranty claims. In addition, the Company is liable for non-claim future liabilities that arise from operations of the warranty business prior to the date of sale, to the extent that such liabilities were not disclosed at the time of the sale.

    Quantifying the contingent liabilities that may revert to the Company should DelCor default on its obligations to pay the assumed warranty liabilities is not possible. However, to give some scope to the exposure, the liabilities assumed by DelCor exceeded the value of assets transferred to DelCor by $2,263,000 (see Note 12). This amount of net liabilities transferred represents the Company's maximum exposure to this contingency.

12. DISCONTINUED OPERATIONS (UNAUDITED)

    On August 1, 1995, the Company sold its warranty operations in a transaction in which it transferred all the assets and liabilities of the warranty operation to the buyer. The Company received no compensation, other than the relief from warranty-related liabilities, in the transaction. The book value of the assets trans-ferred was $5,453,000. The book value of liabilities transferred was $7,716,000, giving rise to a gain of $2,263,000 on the transaction.

    For income tax purposes, the transaction resulted in a loss, due to the substantial difference between the book and the tax basis of certain assets and liabilities involved in the transaction. Therefore, no income tax benefit is recorded for the transaction as this loss adds to the previously existing net operating losses, whose realizability is uncertain.

    Revenue and operating results from the warranty operations were as follows (in thousands):

                                                             Operating
                                            Revenue            Loss
                                            -------           -------
    For the seven months included
        in the year ended
        December 31, 1995:                   $4,212           $ (375)

    For the year ended
        December 31, 1994:                    3,926           (2,958)

    Included in the consolidated balance sheet at December 31, 1994, are the following assets and liabilities relating to discontinued operations (in thousands):

       Property and equipment (net of
         accumulated depreciation):              $   125
       Restricted investments                      3,302
       Cash                                            1
       Accounts receivable (net of allowance
         for doubtful accounts)                      967
       Deferred acquisition costs                  1,361
       Inventory, prepaid expenses, and
         other assets                                461
                                                   -----
              Total assets                         6,217
                                                   -----

       Accounts payable                            1,203
       Accrued expenses                              409
       Unearned revenue                            7,089
                                                   -----
              Total liabilities                    8,701
                                                   -----

       Net Liabilities                            $2,484
                                                   -----
                                                   -----

13. RELATED PARTY TRANSACTION (UNAUDITED)


    On August 1, 1995, the Company sold its warranty operations to DelCor Holdings, Inc. (DelCor). DelCor is a newly-formed Washington corporation which was organized for the purpose of acquiring these assets and related liabilities. David L. Larson, formerly President of Delta Holding, Inc. owns a 42.5% interest in DelCor's common stock. Eric C. Kord, Jr., formerly Vice-President of Delta Holding, Inc., owns a 15% interest in DelCor's common stock. The remaining 42.5% of DelCor's common stock is beneficially owned by an individual with no previous affiliation to Delta Holding, Inc. Messrs. Larson and Kord resigned as Company officers immediately prior to the sale.

    The assets sold to DelCor included furniture, fixtures and equipment, inventory, accounts receivable, rights under business agreements, intangible property rights, licenses and authorizations (to the extent assignable), contract rights under existing warranty agreements, and the rights to certain balances held in escrow and bank accounts previously established to secure the Company's obligations under the issued warranty contracts.

    The Company did not receive any cash from DelCor in exchange for these assets, but DelCor assumed specified liabilities of the Company. The assumed liabilities included, among others, obligations under the licensed business agreements; equipment, office and automobile leases; all claims and liabilities under the warranty contracts, in effect as of the closing or that might arise on or after the closing; ordinary trade payables and accrued expenses; and accrued but unpaid liabilities under claim insurance policies.


    Under the agreement, DelCor is obligated to indemnify and hold harmless the Company from all claims, liabilities, costs and expenses, including reasonable attorney's fees, incurred as a result of DelCor's failure or refusal to pay the Scheduled Liabilities. DelCor's indemnification obligation is secured by an interest, in favor of the Company, in past, present and future accounts receivable, and the future fixtures and equipment of DelCor, and DelCor's rights to distributions that may subsequently be made with respect to a cash reserve accounts held by a major customer to secure obligations on warranty contracts. Such security interest is subordinate to claims that the customer may have against the amount in such cash reserve account and to liens that may subsequently be granted by DelCor in favor of unaffiliated third party lenders who provide financing to DelCor to conduct its warranty business. In any event, the Company is obligated to release its security interest in this cash reserve no later than 30 months after the closing.

14. SUBSEQUENT EVENTS (UNAUDITED)

    On February 12, 1996, the Company sold the Leopold Retirement Inn, one of the properties held for sale. The sale price was $1,654,000 and the gain on the transaction was $96,000. On May 16, 1996, the Company sold the Best Western Lakeway Inn, another of its properties held for sale. The sale price was $3,300,000 and the gain on the transaction was $351,000.

    On August 30, 1996, the Company sold two of its properties in Colorado Springs held for sale - the Rockledge Apartments and the Carmel Apartments. The Rockledge was sold for $4,800,000 and the gain on the transaction was $2,192,000. The Carmel was sold for $1,450,000 and the gain on the transaction was $569,000.

    With the completion of these transactions, all deeds of trust maturing on September 1, 1996 have been paid off with the exception of $1,960,000 secured by the Kit Carson Apartments in Colorado Springs. These deeds of trust are in default as of September 1, 1996; however, no immediate action is anticipated by the holders of these deeds. The Kit Carson is currently under a contract of sale. Many of the conditions necessary to complete the sale have been fulfilled. However, several conditions remain to be satisfied before closing, which is now anticipated to occur by early October, 1996. At closing, all principal and accrued interest to the day of closing will be paid from the proceeds.

    DELTA HOLDING, INC.

    DIRECTORS AND EXECUTIVE OFFICERS                  CORPORATE HEADQUARTERS
    The directors and executive officers
    of the Company as of July 24, 1996
    are as follows:                                   258 SW 43rd St., Suite A
                                                      Renton WA  98055
    NAME                AGE    POSITION               (206) 251-9192
    -----------------------------------
    Thomas G. Pagano    44   Chairman of              LEGAL COUNSEL
                             the Board
                                                      Perkins Coie
    Gordon Cheadle      64   President                Seattle, Washington
                             Vice Chairman
                             of the Board             AUDITORS

    Carl R. Wiley       66   Director                 Deloitte & Touche LLP
                                                      Seattle, Washington
    Maynard G. Norman   71   Director

    James F. Johannes   57   Director

    Terry L. Switzer    46   Vice President
                             Finance and
                             Operations


    TRANSFER AGENT AND REGISTRAR

    First Interstate Bank of Washington, N.A. is the Transfer Agent and Registrar for the Company's Common Stock and maintains shareholder records. The Transfer Agent should be contacted on questions of changes in address, name or ownership, lost certificates and consolidation of accounts. When corresponding with the Transfer Agent, shareholders should state the exact name(s) in which the stock is registered, certificate number, as well as old and new information about the account.

    First Interstate Bank of Washington, N.A.
    c/o Chase Mellon Shareholder Services
    85 Challenger Road
    Overpeck Center
    Ridgefield Park NJ  07660
    1-800-522-6645

                                      EXHIBIT A
                     PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION
                                          OF
                                 DELTA HOLDING, INC.

       The Plan of Complete Liquidation and Dissolution (the "Plan") of Delta Holding, Inc., a Washington corporation (the "Company"), has been adopted by the Board of Directors of the Company (the "Board") as being in the best interests of the Company and its shareholders. The Board has directed that the Plan be submitted to the holders of the outstanding voting shares of the Company's common stock for its adoption or rejection at a meeting of shareholders and has authorized the distribution of a Proxy Statement in connection with the solicitation of proxies for such meeting. Upon such adoption, the Company shall voluntarily dissolve in accordance with Chapter 23B.14 of the Washington Business Corporation Act and Section 336 of the Internal Revenue Code of 1986, as amended, as follows:

1.     ADOPTION OF PLAN

       The effective date of the Plan (the "Effective Date") shall be the date on which it is adopted by the shareholders of the Company. The Company shall file as soon thereafter as practicable Articles of Dissolution under RCW 23B.14.030 and a copy of a Revenue Clearance Certificate issued pursuant to RCW 82.32.260. Upon the filing of such Articles of Dissolution, the Company, its Board, officers, employees and agents shall hold the Company out as a corporation in dissolution.

2.     TRANSFER OF ASSETS TO THE LIQUIDATING ENTITY

       As soon as is reasonably practicable after the Effective Date, the Company shall distribute all its assets, subject to the then existing debts and liabilities, to the shareholders by distributing such assets to a liquidating trust formed solely for the purpose of succeeding to such assets (the "Liquidating Trust").

3.     INTERIM PERIOD PRIOR TO DISTRIBUTION TO THE LIQUIDATING TRUST

       Within the period beginning on the Effective Date and ending on the transfer of the Company's assets to the Liquidating Trust, the Company shall have the authority to engage in such transactions as may be necessary to preserve the value of the Company's assets, on such terms and conditions as the Board shall determine with no further approvals by shareholders, except as required by law. The assets of the Company consist almost exclusively of its interests in its subsidiaries, and all shares relating to the subsidiaries will be transferred to the Liquidating Trust. Alternatively, the Company may cause the subsidiary to adopt a complete plan of liquidation and transfer its assets, subject to existing liabilities and debts, to the Liquidating Trust. It is expected that the Board will proceed expeditiously to transfer the Company's assets to the Liquidating Trust, but the timing of such transactions and whether the Liquidating Trust will succeed directly to the assets or will acquire them indirectly by acquisition of the shares of the subsidiaries will be determined by the Board, acting in a prudent and reasonable fashion, and with the advice of legal counsel.

4.     DEREGISTRATION UNDER SECURITIES EXCHANGE ACT

       As soon as is reasonably practicable after the Effective Date, the Company shall deregister its common stock under the Securities Exchange Act of 1934 and take any and all actions, as may be necessary or advisable, in the Board's opinion, to cause the Company to cease to be a public company under federal securities laws.

5.     DISTRIBUTIONS TO SHAREHOLDERS FROM THE LIQUIDATING TRUST

       As provided in the Liquidating Trust Agreement, which shall be in substantially the form attached hereto as Appendix I (the "Liquidating Trust Agreement"), the Liquidating Trust shall distribute to the beneficiaries of the Liquidating Trust cash or other assets and all properties held by it, after paying or adequately providing for any debts and liabilities, at such times and under such conditions as the Trustees may direct.

6.     AMENDMENT OF PLAN

       The Board may modify or amend the Plan at any time without shareholder approval if it determines that such action would be in the best interests of the Company or its shareholders. If any amendment or modification appears necessary and in the judgment of the Board will materially and adversely affect the interests of the shareholders or requires approval under applicable law, such an amendment or modification will be submitted to the shareholders for approval.

7.     AUTHORIZATION TO BOARD AND OFFICERS

       The Board and the officers of the Company are authorized to approve such changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of the Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as such Board and officers deem necessary or desirable in order to carry out the provisions of the Plan and to effect the complete liquidation and dissolution of the Company in accordance with Washington law, including, but not limited to, the transfer of the Company's and its subsidiaries' assets, subject to liabilities and debts, to the Liquidating Trust.

8.     SELECTION OF TRUSTEES

       Gordon Cheadle, James F. Johannes and Maynard G. Norman are hereby selected to act as trustees under the Liquidating Trust Agreement. Their selection as trustees shall be deemed approval of any successor trustee selected by the remaining trustees, pursuant to Article X of the Liquidating Trust Agreement.

                               APPENDIX I TO EXHIBIT A
                                 DELTA HOLDING, INC.

                             LIQUIDATING TRUST AGREEMENT


       AGREEMENT AND DECLARATION OF TRUST (this "Agreement") dated ____________ ________________, 1996 by and between Delta Holding, Inc., a
Washington corporation (the "Company"), and Gordon Cheadle, James F. Johannes and Maynard G. Norman (together the "Trustees").

       On November __, 1996, the Board of Directors of the Company ("the Board") adopted and voted to submit to the shareholders of the Company a Plan of Complete Liquidation and Dissolution of the Company in accordance with
Section 336 of the Internal Revenue Code of 1986, as amended (the "Plan"). The Plan was adopted by the shareholders of the Company at a meeting held on December __, 1996. Pursuant to the Plan, the Board has determined that it is appropriate to create this liquidating trust.

       In consideration of the premises, the Company hereby grants, releases, assigns, transfers, conveys and delivers unto the Trustees for the benefit of the shareholders of the Company as of the Record Date (as hereinafter defined) and their permitted successors and assigns as herein provided (the "Beneficiaries"), all of the Company's right, title and interest in and to the assets listed on Schedule 1 hereto (the "Trust Assets"), in trust for the uses and purposes stated herein, subject to the terms and provisions set out below, and the Trustees hereby accept the Trust Assets and such Trust, subject to the terms and provisions hereof.

ARTICLE I.  NAME AND DEFINITIONS

       1.1  NAME

       The trust shall be known as the "Delta Holding Liquidating Trust."

       1.2  CERTAIN TERMS DEFINED

       For all purposes of this instrument, unless the context otherwise requires:

            (a) "Beneficial Interest" shall mean the proportionate share of each Beneficiary in the Trust Estate determined by the ratio of the number of issued and outstanding Shares held by each Beneficiary on


________________________________________________________________________________
APPENDIX I TO EXHIBIT A                                                   PAGE 1
the close of business on the Record Date to the number of such issued and outstanding Shares held on such date by all Shareholders.

       (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

       (c) "Effective Date" shall mean the date of this Agreement, being the first date on which the distribution of assets from the Company to the Trustees occurs.

       (d) "Record Date" shall mean the date selected by the Board for determination of the shareholders of the Company entitled to become Beneficiaries.

       (e) "Shares" shall mean the shares of Common Stock, $1.00 par value, of the Company.

       (f) "Shareholders" shall mean the holders of record of the outstanding Shares at the close of business on the Record Date.

       (g)  "Trust" shall mean the trust created by this Agreement.

       (h) "Trust Estate" shall mean all the property held from time to time by the Trustees under this Agreement, including, without limitation, the Trust Assets and, in addition, shall thereafter include all dividends, rents, royalties, income, proceeds and other receipts of or from the Trust Estate.

       (i)  "Trustees" shall mean the original Trustees and their successors.

ARTICLE II. NATURE OF TRANSFER

       2.1  PURPOSE OF TRUST

       The sole purpose of the Trust is to liquidate the Trust Estate in a manner calculated to conserve and protect the Trust Estate, and to collect and distribute the income and proceeds therefrom to the Beneficiaries in as prompt and orderly a fashion as possible after the payment of, or provision for, expenses, debts and liabilities. The Trust is not organized for, and shall have no responsibility, objective or authority to carry on, a profit-making business that would normally be conducted by a business organization classified as a corporation or partnership. The Trustees shall take no action that would unduly prolong the duration of the Trust.


________________________________________________________________________________
APPENDIX I TO EXHIBIT A                                                   PAGE 2

       2.2  INSTRUMENTS OF FURTHER ASSURANCE

       After the liquidation and dissolution of the Company, such persons as have the rights and power to so act will, upon reasonable request of the Trustees, execute, acknowledge and deliver such further instruments and do such further acts as may be necessary or proper to effectively carry out the purposes of this Agreement, to transfer to the Trustees any property intended to be covered hereby and to vest in the Trustees, and their successors and assigns, the estate, powers, instruments or funds in trust hereunder.

       2.3  PAYMENT OF COMPANY LIABILITIES

       The Trustees hereby assume all the claims, debts, liabilities and obligations (including unascertained or contingent liabilities and expenses) of the Company, except for those claims, debts, liabilities and obligations of the Company that are subsequently discharged by the Company's compliance with the procedures set forth in RCW 23B.14.060 and that expire as a result of the application of RCW 23B.14.340. Should any liability be asserted against the Trustees as the transferees of the Trust Estate or as a result of the assumption made in this Section 2.3, the Trustees may use such part of the Trust Estate as may be necessary in contesting any such liability or in payment thereof, but in no event shall the Trustees, Beneficiaries or employees or agents of the Trust be personally liable, nor shall resort be had to the private property of such persons, in the event the Trust Estate is not sufficient to satisfy the liabilities of the Trust.

       2.4  INCIDENTS OF OWNERSHIP

       The Shareholders shall be the Beneficiaries of the Trust created by this Agreement, and the Trustees shall retain only such incidents of ownership as are necessary to undertake the actions and transactions authorized herein.

ARTICLE III.     BENEFICIARIES

       3.1  BENEFICIAL INTERESTS

            (a) The Beneficial Interest of each Shareholder as a Beneficiary hereof shall be determined by the Trustees in accordance with a certified copy of the Company's shareholder list as of the Record Date, which list is being delivered by the Company to the Trustees herewith.

            (b) When the Trustees have determined the Beneficial Interests of the Shareholders, they shall notify each Shareholder of the amount of his Beneficial


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APPENDIX I TO EXHIBIT A                                                   PAGE 3

Interest and, in the Trustees' discretion, shall advise him to surrender his certificate for Shares.

            (c) No Shareholder is obligated to surrender his certificates representing Shares in order to obtain his Beneficial Interest in the Trust.

       3.2  RIGHTS OF BENEFICIARIES

       Each Beneficiary shall be entitled to participation in the rights and benefits due to a Beneficiary hereunder according to such Beneficiary's Beneficial Interest. Each Beneficiary shall take and hold the same subject to all the terms and provisions of this Agreement. The interest of the Beneficiary hereby is declared and shall be in all respects personal property, and, upon the death of an individual Beneficiary, such Beneficiary's interest shall pass as personal property to the legal representative and such death shall in no way terminate or affect the validity of this Agreement. A Beneficiary shall have no title to, right to, possession of, management of or control of the Trust Estate, except as herein expressly provided. No widower, widow, heir or devisee of any person who may be a Beneficiary shall have any right of dower, homestead or inheritance, or of partition, or of any other right, statutory or otherwise, in any property whatever forming a part of the Trust Estate, but the whole title to all the Trust Estate shall be vested in the Trustees, and the sole interest of the Beneficiaries shall be the rights and benefits given to such persons under this Agreement.

       3.3  NO TRANSFER OF INTERESTS OF BENEFICIARIES

       The Beneficial Interests of the Beneficiaries of the Trust shall not be transferable; provided, however, that the Beneficial Interest of a Beneficiary shall be assignable or transferable by will, intestate succession or operation of law and that a record owner of Shares may assign his Beneficial Interest to the beneficial owner thereof. No assignment hereunder shall be deemed effective until written notice thereof has been delivered to the Trust.

       The Beneficial Interests of the Beneficiaries hereunder shall not be subject to attachment, execution, sequestration or any order of any court, nor shall such interests be liable for the contracts, debts, obligations, engagements or liabilities of any Beneficiary, but the interest of a Beneficiary shall be paid by the Trustees to the Beneficiary free and clear of all assignments, attachments, anticipations, levies, executions, decrees and sequestrations, except as may exist pursuant to a distribution of "remaining assets" under Section 4.1, and shall become the property of the Beneficiary only when actually received by such Beneficiary.


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APPENDIX I TO EXHIBIT A                                                   PAGE 4

       3.4  TRUSTEES AS BENEFICIARIES

       Each Trustee, either individually or in a representative or fiduciary capacity, may be a Beneficiary to the same extent as if he were not a Trustee hereunder and have all the rights of a Beneficiary, including, without limitation, the right to vote and to receive distributions, to the same extent as if he were not a Trustee hereunder.

ARTICLE IV. DURATION AND TERMINATION OF TRUST

       4.1  DURATION

       The existence of the Trust shall continue until the first to occur of
(a) the complete distribution of the Trust Estate and (b) the expiration of three years from the Effective Date, unless an earlier termination is required by the applicable laws of the State of Washington or by the action of the Beneficiaries as provided in Section 4.2. Any remaining assets shall be distributed to the Beneficiaries, subject to any remaining claims, debts, liabilities and obligations. If any portion of the Trust Estate is not duly claimed, such assets shall be disposed of in accordance with applicable law.

       4.2  TERMINATION BY BENEFICIARIES

       The Trust may be terminated at any time by the action of Beneficiaries having an aggregate Beneficial Interest of at least two thirds of the total Beneficial Interests as evidenced in the manner provided in Article XII; provided, however, that such termination would not result in a breach of any obligation of the Trust.

       4.3  CONTINUANCE OF TRUST FOR WINDING UP

       After the termination of the Trust and solely for the purpose of liquidating and winding up the affairs of the Trust, the Trustees shall continue to act as such until their duties have been fully performed. Upon distribution of all the Trust Estate, the Trustees shall retain the books, records, shareholder lists, certificates for Shares and files that shall have been delivered to or created by the Trustees. At the Trustees' discretion, all of such records and documents may be destroyed at any time after seven years from the distribution of all the Trust Estate. Except as otherwise specifically provided herein, upon the distribution of all the Trust Estate, the Trustees shall have no further duties or obligations hereunder, except to account as provided in Section 5.5.


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APPENDIX I TO EXHIBIT A                                                   PAGE 5

ARTICLE V.  ADMINISTRATION OF TRUST ESTATE

       5.1  SALE OF TRUST ESTATE

       The Trustees, at such times as they may deem appropriate, may transfer, assign or otherwise dispose of all or any part of the Trust Estate as they deem appropriate at public auction or at private sale for cash, securities or other property, or upon credit (either secured or unsecured as the Trustees shall determine).

       5.2  PAYMENT OF CLAIMS, DEBTS, EXPENSES AND LIABILITIES

       The Trustees shall collect the assets of and hold the Trust Estate without provision for, or the obligation to make payment of, any interest thereon to any Beneficiary. The Trustees shall pay from the Trust Estate all claims, debts, expenses, liabilities, charges and obligations of the Trust Estate and all debts, liabilities and obligations that the Trustees specifically assume and agree to pay pursuant to this Agreement and such transferee liabilities that the Trustees may be obligated to pay as transferees of the Trust Estate, including, without limitation, interest, penalties, taxes, assessments and public charges of every kind and nature and the costs, charges and expenses connected with the execution and administration of the Trust and such other payments and disbursements as are provided in this Agreement or that may be determined to be a proper charge against the Trust Estate by the Trustees. Notwithstanding a termination of the Trust for any reason, the Trustees may, in their discretion, make provisions by reserve or otherwise, out of the Trust Estate, for such amount as the Trustees in good faith may determine to be necessary to meet present or future claims, debts and liabilities of the Trust, whether fixed or contingent.

       5.3  INTERIM DISTRIBUTIONS

       At such times as may be determined by them, the Trustees shall distribute, or cause to be distributed, to the Beneficiaries, in proportion to their respective Beneficial Interests, any proceeds from the sale of assets or income from investments of the Trust Estate, or any other portion of the Trust Estate, to the extent that the Trustees in their sole discretion determine that the amount thereof is no longer necessary to meet claims and any liabilities of the Trust Estate.

       5.4  FINAL DISTRIBUTION

       If the Trustees determine that all claims, debts, expenses, liabilities, charges and obligations of the Trust have been paid or discharged or if the existence of the Trust shall terminate pursuant to Section 4.1 or 4.2, the Trustees shall, as expeditiously as is consistent with the conservation and protection of the Trust Estate, distribute the Trust Estate to the Beneficiaries, in proportion to their interests therein.


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APPENDIX I TO EXHIBIT A                                                   PAGE 6

The Trustees shall hold in the Trust and thereafter make disposition of all liquidating distributions and other payments due any Beneficiaries who have not been located, subject to applicable state laws regarding escheat and abandoned property.

       5.5  REPORTS TO BENEFICIARIES

       As soon as practicable after the termination of the Trust, the Trustees shall submit a written report and account to the Beneficiaries showing (a) the assets and liabilities of the Trust upon termination and the receipts and disbursements of the Trustees for such period, (b) any changes in the Trust Estate that they have not previously reported, and (c) any action taken by the Trustees in the performance of their duties under this Agreement that they have not previously reported and which, in their opinion, materially affects the Trust Estate. The Trustees may submit similar reports for such interim periods as they deem advisable. There is no requirement that the financial statements prepared by the Trustees be audited.

       5.6  FEDERAL INCOME TAX INFORMATION

       As soon as possible after the close of the calendar year, the Trustees shall mail to each Beneficiary a statement estimating on a per Share basis the dates and amounts of all distributions made by the Trustees, depreciation allowances, if any, and such other information as is reasonably available to the Trustees that may be helpful in determining the amount of taxable income from the Trust that such Beneficiary should include in his federal income tax return for the preceding year. In addition, after receipt of a request in good faith, or in their discretion without such a request, the Trustees may furnish to any person who has been a Beneficiary at any time during the preceding year a statement containing such further information as is reasonably available to the Trustees that may be helpful in determining the amount of income and expenses of the Trust that such person should include in his federal income tax return.

ARTICLE VI. POWERS OF AND LIMITATIONS ON TRUSTEES

       6.1  LIMITATIONS ON TRUSTEES

       The Trustees shall not at any time, on behalf of the Trust or Beneficiaries, enter into or engage in any trade or business, and no part of the Trust Estate shall be used or disposed of by the Trustees in furtherance of any trade or business of the Trust. The Trustees shall be restricted to the holding and collection of the assets in the Trust Estate and the payment and distribution thereof for the purposes set forth in this Agreement and to the conservation and protection of the Trust Estate and the administration thereof in accordance with the provisions of this Agreement. In no event shall the Trustees receive any property, make any distribution, satisfy or discharge any claims, debts, expenses, charges, liabilities and obligations or otherwise


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APPENDIX I TO EXHIBIT A                                                   PAGE 7
take any action that is inconsistent with a complete liquidation of the Company as that term is used and interpreted by Sections 337 and 331 of the Code, regulations promulgated thereunder, and rulings, decisions and determinations of the Internal Revenue Service and courts of competent jurisdiction or any action that would jeopardize the status of the Trust as a "liquidating trust" for federal income tax purposes. This limitation shall apply irrespective of whether the conduct of any such trade or business is deemed by the Trustees to be necessary or proper for the conservation and protection of the Trust Estate. To this end, the Trustees shall make continuing efforts to liquidate and dispose of the Trust Assets, make timely distributions to the Beneficiaries of the Trust and not unduly prolong the duration of the Trust.

       6.2  SPECIFIC POWERS OF TRUSTEES

       Subject to the provisions of Section 6.1, the Trustees shall have the following specific powers in addition to any powers conferred on them by any other Section or provision of this Agreement or any statutory laws of the State of Washington; provided, however, that the enumeration of the following powers shall not be considered in any way to limit or control the power of the Trustees to act as specifically authorized by any other Section or provision of this Agreement and to act in such manner as the Trustees may deem necessary or appropriate to conserve and protect the Trust Estate or to confer on the Beneficiaries the benefits intended to be conferred on them by this Agreement:

            (a) To perform any and all acts necessary or desirable to carry out the purpose of the Trust, including, but not limited to, any and all acts necessary or desirable to conserve, maintain and manage the assets in the Trust Estate pending their sale or liquidation, and to engage counsel and to sue for and defend the Trust and settle or compromise claims in favor of or against the assets of the Trust Estate.

            (b) To retain sufficient cash, including if necessary a portion of the cash proceeds realized from the sale of the assets in the Trust Estate, in one or more demand and/or time deposits in banks or savings institutions or temporarily to invest and reinvest such cash in temporary investments such as short-term certificates of deposit or Treasury bills, solely to meet the Trustees' reasonable and good-faith estimate of claims and unascertained or contingent liabilities or contingent expenses (other than claims of Shareholders with respect to their Shares) that would have been payable by the Company, had it not dissolved, and have not been adequately provided for by the Reserve Fund, and to meet any and all expenses reasonably expected to be incurred in determining or

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APPENDIX I TO EXHIBIT A                                                   PAGE 8
contesting such claims, but not to otherwise invest or reinvest any such proceeds.

       (c) To make withdrawals from such accounts or deposits to pay such claims and expenses upon receipt of evidence reasonably satisfactory to them as to the validity thereof.

       (d) To determine which assets in the Trust should be sold and which assets in the Trust, if any, should be distributed in kind to the Beneficiaries.

       (e) To distribute, at such times as the Trustees deem appropriate, assets to the Beneficiaries not required to be retained to meet claims or expenses assumed pursuant to Section 2.3.

       (f) To distribute to the Beneficiaries, at such times as the Trustees deem appropriate, the net cash proceeds from the sale of the assets in the Trust Estate or income from investments (to the extent not required to be set aside to meet claims and related expenses), and to make distributions to the Beneficiaries from time to time and upon termination of the Trust of assets not required to be retained to meet claims or expenses.

       (g)  To maintain adequate records with respect to Trust activities.

       (h) To deposit distributed assets as provided by applicable law for any Beneficiary who cannot be located.

       (i) To sell, exchange or otherwise dispose of any property at any time held or acquired hereunder at public or private sale, for cash or on terms, without the necessity of court approval or advertisement.

       (j) To register any stock, bond or other security in the name of a nominee, with or without disclosure of any fiduciary relationship, and to convey title to any real property to a nominee and to hold title to real property in the name of a nominee, with or without disclosure of any fiduciary relationship; but accurate records shall be maintained showing that such security or real property is a Trust asset.

       (k)  To vote any securities held by the Trust.

       (l)  To rescind or modify any contract affecting the Trust.


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APPENDIX I TO EXHIBIT A                                                   PAGE 9

       (m) To borrow money in such amounts as the Trustees deem advisable for Trust purposes.

       (n) To employ agents, auditors, attorneys, real estate brokers and investment counselors and to pay them reasonable compensation.

       (o) To select an annual accounting period, to charge any expense, tax, repair or replacement either to income or principal, or apportion the same between income and principal, to apportion the sale price of any asset between income and principal, to determine in their sole discretion whether to amortize any premium or accumulate any discount on investments purchased or sold, and to provide or fail to provide a reasonable reserve against depreciation or obsolescence for any asset that at any time is a part of the Trust Estate.

       (p) To serve without making and filing inventory and appraisement, without filing any annual or other returns or reports to any court, and without giving bond, but the Trustees shall furnish after the end of each calendar year with reasonable promptness an annual report including a statement of receipts and disbursements to the Beneficiaries, and to render an account to each of the Beneficiaries at the time of the Trust termination.

ARTICLE VII.     CONCERNING TRUSTEES, BENEFICIARIES, EMPLOYEES AND AGENTS

       7.1  GENERALLY

       The Trustees accept and undertake to discharge the trust created by this Agreement, on the terms and conditions hereof. The Trustees shall exercise such of the rights and powers vested in them by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. No provision of this Agreement shall be construed to relieve the Trustees from liability for their own grossly negligent action, their own grossly negligent failure to act or their own willful misconduct, except that:

            (a) No Trustee shall be responsible for the acts or omissions of any other Trustee if done or omitted without his knowledge or consent unless it shall be proved that such Trustee was grossly negligent in ascertaining the pertinent facts, and no successor Trustee shall be in any way responsible for the acts or omissions of any Trustees in office prior to the date on which he becomes a Trustee.

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APPENDIX I TO EXHIBIT A                                                  PAGE 10

       (b) No Trustee shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustees.

       (c) In the absence of bad faith on the part of the Trustees, the Trustees may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, on any certificates or opinions furnished to the Trustees and conforming to the requirements of this Agreement, but in the case of any such certificates or opinions that are specifically required to be furnished to the Trustees by any provision hereof, the Trustees shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

       (d) No Trustee shall be liable for any error of judgment made in good faith.

       (e) No Trustee shall be liable with respect to any action taken or omitted to be taken by him in good faith in accordance with the direction of Beneficiaries having an aggregate Beneficial Interest of more than 50% relating to the time, method and place of conducting any proceeding for any remedy available to the Trustees, or exercising any trust or power conferred on the Trustees under this Agreement.

7.2    RELIANCE BY TRUSTEES

Except as otherwise provided in Section 7.1:

       (a) The Trustees may rely and shall be protected in acting on any resolution, certificate, statement, instrument, opinion, report, notice, request, comment, order or other paper or document believed by them to be genuine and to have been signed or presented by the proper party or parties.

       (b) The Trustees may consult with legal counsel to be selected by them, including firms of which a Trustee may be a member, and the advice or opinion of such counsel shall be full and complete personal protection to all Trustees, employees and agents of the Trust in respect of any action taken or suffered by them in good faith and in reliance on, or in accordance with, such advice or opinion.


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APPENDIX I TO EXHIBIT A                                                  PAGE 11

            (c) Persons dealing with Trustees shall look only to the Trust Estate to satisfy any liability incurred by the Trustees to such person in carrying out the terms of the Trust, and the Trustees shall have no personal or individual obligation to satisfy any such liability.

            (d) As far as practicable, the Trustees shall cause any written instrument creating an obligation of the Trust to include a reference to this Agreement to provide that neither the Beneficiaries, the Trustees nor their agents shall be liable thereunder and that the other parties to such instrument shall look solely to the Trust Estate for the payment of any claim thereunder or the performance thereof; provided, however, that the omission of such provision from any such instrument shall not render the Beneficiaries, Trustees or their agents liable nor shall the Trustees be liable to anyone for such omission.

       7.3  LIABILITY TO THIRD PERSONS

       No Beneficiary shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Trust Estate or the affairs of the Trust; and no Trustee, employee or agent of the Trust shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Trust Estate or the affairs of the Trust, except for his own willful misconduct, knowingly and intentionally committed in bad faith; and all such other persons shall look solely to the Trust Estate for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If the Trustees deem it appropriate, the Trustees may obtain insurance for the protection of the Trust Estate, its Beneficiaries, Trustees, employees and agents in such amount as the Trustees shall deem adequate to cover all foreseeable liability to the extent available at reasonable rates.

       7.4  RECITALS

       Any written instrument creating an obligation of the Trust shall be conclusively taken to have been executed or done by a Trustee, employee or agent of the Trust only in his capacity as a Trustee under this Agreement or in his capacity as an employee or agent of the Trust. Any written instrument creating an obligation of the Trust shall refer to this Agreement and contain a recital to the effect that obligations thereunder are not personally binding on, nor shall resort be had to the private property of, any of the Trustees, Beneficiaries, employees or agents of the Trust. Only the Trust Estate or a specific portion thereof shall be bound, but the omission of such recital shall not operate to impose personal liability on any of the Trustees, Beneficiaries, employees or agents of the Trust.


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APPENDIX I TO EXHIBIT A                                                  PAGE 12

       7.5  INDEMNIFICATION

       Each Trustee, employee and agent shall be indemnified out of the Trust Estate against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding by the Trust or any other person, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter by reason of his being or having been such a Trustee, employee or agent; provided that he shall not be entitled to have such indemnification in respect of any matter as to which he shall have been adjudicated to have acted in bad faith or with willful misfeasance or gross negligence or in reckless disregard of his duties; provided further that, as in any matter disposed of by a compromise payment by such Trustee, employee or agent, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless the Trust shall have received a written opinion from independent counsel approved by the Trustees to the effect that, if the foregoing matters had been adjudicated, such Trustee, employee or agent would not have been found to have acted in bad faith or with willful misfeasance or gross negligence or in reckless disregard of his duties. The rights accruing to any Trustee, employee or agent under these provisions shall not exclude any other right to which he may be lawfully entitled; provided, however, that no Trustee, employee or agent may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Estate, and no Beneficiary shall be personally liable to any person with respect to any claim for indemnity or reimbursement or otherwise, except as otherwise provided by law. The Trustees may make advance payments in connection with indemnification under this
Section 7.5; provided that the indemnified Trustee, employee or agent shall have given a written undertaking to repay any amount advanced to him and to reimburse the Trust in the event it is subsequently determined that he is not entitled to such indemnification. The Trustees may purchase such insurance as they determine, in the exercise of their discretion, adequately insures that each of the Trustees, employees and agents of the Trust shall be indemnified against any such loss, liability or damage pursuant to this Section 7.5. The rights accruing to any person by reason of the foregoing shall not be deemed to exclude any other right to which he may legally be entitled nor shall anything else contained herein restrict the right of the Trustees to indemnify or reimburse such person in any proper case even though not specifically provided for herein, nor shall anything contained herein restrict the right of any such person to contribution under applicable law.


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APPENDIX I TO EXHIBIT A                                                  PAGE 13

ARTICLE VIII. PROTECTION OF PERSONS DEALING WITH TRUSTEES

    8.1      ACTION BY TRUSTEES

    All action required or permitted to be taken by the Trustees shall require the approval of at least a majority of the Trustees, except as otherwise required by law.

    8.2      RELIANCE ON STATEMENT BY TRUSTEES

    Any person dealing with the Trustees shall be fully protected in relying on the Trustees' certificate signed by any one or more of the Trustees that they have authority to take any action under the Trust. Any person dealing with the Trustees shall be fully protected in relying on the Trustees' certificate setting forth the facts concerning the calling of any meeting of Beneficiaries, the giving of notice thereof and the action taken at such meeting, including the aggregate Beneficial Interest of the Beneficiaries taking such action.

ARTICLE IX.  COMPENSATION OF TRUSTEES

    9.1      AMOUNT OF COMPENSATION

    In lieu of commission or other compensation fixed by law for trustees, the Trustees shall each receive as compensation for services hereunder $2,400 per year and $500 per meeting.

    9.2      EXPENSES

    Each Trustee shall be reimbursed from the Trust Estate for all expenses reasonably incurred by him in the performance of his duties in accordance with this Agreement.

ARTICLE X.   TRUSTEES AND SUCCESSOR TRUSTEES

    10.1     NUMBER OF TRUSTEES

    Subject to the provision of Section 10.3 relating to the period ending the appointment of a successor Trustee, there shall always be two Trustees of the Trust, each of whom shall be a citizen and resident of, or a corporation that is incorporated under the laws of, a state of the United States, and, if a corporation, it shall be authorized to act as a corporate fiduciary under the laws of the State of Washington.


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APPENDIX I TO EXHIBIT A                                                  PAGE 14

    10.2     RESIGNATION AND REMOVAL

    Any Trustee may resign and be discharged from the Trust hereby created by giving written notice thereof to the remaining Trustee. Such resignation shall become effective on the day specified in such notice or upon the appointment of such Trustee's successor and such successor's acceptance of such appointment, whichever is earlier. Any Trustee may be removed at any time, with or without cause, by Beneficiaries having an aggregate Beneficial Interest of at least two-thirds of the total Beneficial Interests.

    10.3     APPOINTMENT OF SUCCESSOR

    Should at any time a Trustee resign or be removed, or die or become mentally incompetent or bankrupt, a vacancy shall be deemed to exist and a successor shall be appointed by the remaining Trustee. If such a vacancy is not filled by the remaining Trustee within 30 days, the Trustee shall promptly give notice of such vacancy to the Beneficiaries and the Beneficiaries may, pursuant to Article XII hereof, call a meeting to appoint a successor Trustee by Beneficiaries owning a majority of the Beneficial Interests represented at the meeting. Pending the appointment of a successor Trustee, the remaining Trustee then serving may take any action as required.

    10.4     ACCEPTANCE OF APPOINTMENT BY A SUCCESSOR TRUSTEE

    Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment and shall deliver one counterpart thereof to the other Trustee. Thereupon such successor Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts and duties of his predecessor in the Trust hereunder with like effect as if originally named herein, but the retiring Trustee shall nevertheless, when requested in writing by the successor Trustee or by the remaining Trustee, execute an instrument or instruments conveying and transferring to such successor Trustee, upon the trust herein expressed, all the estates, properties, rights, powers and trusts of such retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by him hereunder.

    10.5     BONDS

    Unless required by the Board prior to the Effective Date, or unless a bond is required by law, no bond shall be required of any original or successor Trustee hereunder. If a bond is required by law, no surety or security with respect to such bond shall be required unless required by law and such requirement cannot be waived by or with approval of the Beneficiaries or unless required by the Board. If a bond is required by the Board or by a majority vote of the Trustees, the Board or the Trustees,

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APPENDIX I TO EXHIBIT A                                                  PAGE 15
as the case may be, shall determine whether, and to what extent, a surety or security with respect to such bond shall be required.

    ARTICLE XI.    CONCERNING BENEFICIARIES

    11.1     LIMITATION ON SUITS BY BENEFICIARIES

    No Beneficiary shall have any right by virtue of any provisions of this Agreement to institute any action or proceeding at law or in equity against any party other than the Trustees upon or under or with respect to the Trust Estate or the agreements relating to or forming part of the Trust Estate, and the Beneficiaries do hereby waive any such right, unless Beneficiaries having an aggregate Beneficial Interest of 33.5% shall have made written request upon the Trustees to institute such action or proceeding in their own names as Trustees hereunder and shall have offered to the Trustees reasonable indemnity against the costs and expenses to be incurred therein or thereby, and the Trustees for 30 days after their receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding.

    11.2     REQUIREMENTS OF UNDERTAKING

    The Trustees may request any court to require, and any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustees, the filing by any party litigant in such suit of any undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, provided that the provisions of this Section 11.2 shall not apply to any suit by the Trustees.

    ARTICLE XII.    MEETING OF BENEFICIARIES

    12.1     PURPOSE OF MEETINGS

    A meeting of the Beneficiaries may be called at any time and from time to time pursuant to the provisions of this Article XII for the purposes of taking any action that the terms of this Agreement permit Beneficiaries having a specified aggregate Beneficial Interest to take either acting alone or with the Trustees.

    12.2     MEETING CALLED BY TRUSTEES

    The Trustees may at any time call a meeting of the Beneficiaries to be held at such time and such place within or outside the State of Washington as the Trustees

________________________________________________________________________________
APPENDIX I TO EXHIBIT A                                                  PAGE 16
shall determine. Written notice of every meeting of the Beneficiaries shall be given by the Trustees (except as provided in Section 12.3), which written notice will set forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, and shall be mailed not more than 60 days or less than 10 days before such meeting is to be held to all the Beneficiaries of record not more than 60 days before the date of such meeting. The notice shall be directed to the Beneficiaries at their respective addresses as they appear in the records of the Trust.

    12.3     MEETING CALLED ON REQUEST OF BENEFICIARIES

Within 30 days after written request to the Trustees by Beneficiaries having an aggregate Beneficial Interest of 33.5% to call a meeting of all the Beneficiaries, which written request shall specify in reasonable detail the action proposed to be taken, the Trustees shall proceed under the provisions of
Section 12.2 to call a meeting of the Beneficiaries. If the Trustees fail to call such a meeting within such 30-day period, then such meeting may be called by Beneficiaries having an aggregate Beneficial Interest of 33.5% or their designated representative.

    12.4     PERSONS ENTITLED TO VOTE AT MEETING OF BENEFICIARIES

    Each Beneficiary shall be entitled to vote at a meeting of the Beneficiaries either in person or by his proxy duly authorized in writing. The vote of each Beneficiary shall be in proportion to his proportionate Beneficial Interest in the Trust Estate.

    12.5     QUORUM

    At any meeting of Beneficiaries, the presence of Beneficiaries having an aggregate Beneficial Interest sufficient to take action on any matter for the transaction of which such meeting was called shall be necessary to constitute a quorum; but, if less than a quorum is present, Beneficiaries having an aggregate Beneficial Interest of more than 50% of the aggregate Beneficial Interest of all Beneficiaries represented at the meeting may adjourn such meeting with the same effect and for all intents and purposes as though a quorum had been present.
Any meeting of Beneficiaries may be adjourned from time to time and a meeting may be held at such adjourned time and place without further notice.

    12.6     CONDUCT OF MEETINGS

    The Trustees shall appoint the Chairman and the Secretary of the meeting. The vote on any resolution submitted to any meeting of Beneficiaries shall be by written ballot. Two Inspectors of Votes, appointed by the Chairman of the meeting, shall


________________________________________________________________________________
APPENDIX I TO EXHIBIT A                                                  PAGE 17
count all votes cast at the meeting for or against any resolution and shall make and file with the Secretary of the meeting their verified written report.

    12.7     RECORD OF MEETING

    A record of the proceedings of each meeting of Beneficiaries shall be prepared by the Secretary of the meeting. The record shall be signed and verified by the Secretary of the meeting and shall be delivered to the Trustees to be preserved by them. Any record so signed and verified shall be conclusive evidence of all the matters therein stated.

ARTICLE XIII.    AMENDMENTS

    13.1     CONSENT OF BENEFICIARIES

    In addition to any amendments otherwise authorized herein, the Trustees may, either in their sole discretion and without the consent of any of the Beneficiaries, or at the direction of Beneficiaries having an aggregate Beneficial Interest of at least two-thirds of the total Beneficial Interests, add or delete any provisions of this Agreement so that the Trust constitutes a "liquidating trust" for federal income tax purposes, or otherwise add to, delete or modify any provisions of this Agreement; provided, however, that no such amendment shall cause the Trust not to constitute a "liquidating trust" or shall affect the Beneficiaries' right to receive their pro rata shares of the Trust Estate at the time of distribution. The Trustees shall promptly make and execute a declaration effecting any such amendment.

    13.2     NOTICE AND EFFECT TO AMENDMENT

    Promptly after the execution by the Trustees of any such declaration of amendment, the Trustees shall give notice of the substance of such amendment to the Beneficiaries, or, in lieu thereof, the Trustees may send a copy of the amendment to each Beneficiary. Upon the execution of any such declaration of amendment by the Trustees, this Agreement shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities of the Trustees and the Beneficiaries under this Agreement shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modification and amendments, and all the terms and conditions of any such amendment shall be thereby deemed to be part of the terms and conditions of this Agreement for any and all purposes.

________________________________________________________________________________
APPENDIX I TO EXHIBIT A                                                  PAGE 18

ARTICLE XIV.    MISCELLANEOUS PROVISIONS

    14.1     FILING DOCUMENTS

    This Agreement shall be filed or recorded in such office or offices as the Trustees may determine to be necessary or desirable. A copy of this Agreement and all amendments thereof shall be filed in the office of each Trustee and shall be available at all times during regular business hours for inspection by any Beneficiary or his duly authorized representative. The Trustees shall file or record any amendment of this Agreement in the same place where the original Agreement is filed or recorded. The Trustees shall file or record any instrument that relates to any change in the office of Trustees in the same place where the original Agreement is filed or recorded.

    14.2     INTENTION OF PARTIES TO ESTABLISH TRUST

    This Agreement is not intended to create and shall not be interpreted as creating a corporation, association, partnership or joint venture of any kind for purposes of federal income taxation or for any other purpose. Except as otherwise contemplated by Section 3.3, this Agreement is intended to create a trust without transferable shares and the trust created hereunder shall be governed and construed in all respects as a trust.

    14.3     LAW AS TO CONSTRUCTION

    This Agreement shall be governed by and construed in accordance with the laws of the State of Washington; the Trustees and the Beneficiaries (by their vote with respect to the Plan of Complete Liquidation and Dissolution and/or their acceptance of any distributions made to them pursuant to this Agreement) consent and agree that this Agreement shall be governed by and construed in accordance with such laws.

    14.4     SEPARABILITY

    In the event any provision of this Agreement or the application thereof to any person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

________________________________________________________________________________
APPENDIX I TO EXHIBIT A                                                  PAGE 19

    14.5     NOTICES

    Any notice or other communication by the Trustees to any Beneficiary shall be deemed to have been sufficiently given, for all purposes, if given by being deposited, postage prepaid, in a post office or letter box addressed to such person at his address as shown in the records of the Trustees.

    14.6     COUNTERPARTS

    This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed this _____ day of ______________, 1995.

DELTA HOLDING, INC.                      TRUSTEES:



By                                       --------------------------
  ----------------------------           Gordon Cheadle
Title
     -------------------------
                                         --------------------------
                                         James F. Johannes

                                         --------------------------
                                         Maynard G. Norman

________________________________________________________________________________
APPENDIX I TO EXHIBIT A                                                  PAGE 20

                                      SCHEDULE 1
                            TO LIQUIDATING TRUST AGREEMENT
                                OF DELTA HOLDING, INC.

[List of the assets of Delta Holding, Inc. being transferred to the liquidating trust]

________________________________________________________________________________
APPENDIX I TO EXHIBIT A                                                  PAGE 21

                                                            PRELIMINARY COPIES
-------------------------------------------------------------------------------
                              DELTA HOLDING, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
              MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 2, 1996


    The undersigned hereby appoints Gordon Cheadle, James F. Johannes and Maynard G. Norman, and each of them, as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock held by the undersigned on January 22, 1996, at the Annual Meeting of Shareholders to be held on April 2, 1996, or any adjournments thereof.

  YOUR VOTE IS IMPORTANT.  PROMPT RETURN OF THIS PROXY WILL HELP SAVE THE
          EXPENSE OF ADDITIONAL SOLICITATION EFFORTS.

The Board of Directors recommends a vote "FOR Gordon Cheadle as the Class A Director" in Item 1 and "FOR" Item 2.

1.  Election of Director: Election of Gordon Cheadle as the Class A Director

         / /  FOR Gordon Cheadle as         / /  WITHOLD AUTHORITY to vote
              the Class A Director               for Gordon Cheadle as the
                                                 Class A Director

2.  Plan of Liquidation and Dissolution

         / /  FOR        / /  AGAINST      / /  ABSTAIN

In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting. This Proxy, when properly executed and delivered, will be voted in the manner directed herein by the undersigned. If no direction is made, the Proxy will be voted "FOR Gordon Cheadle as the Class A Director" in Item 1 and "FOR" the approval of the Plan of Liquidation and Dissolution in Item 2.
------------------------------------------------------------------------------

Please sign below exactly as your name appears on your stock certificate. When shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of a corporation, partnership or association and give his or her title.

                                        Dated :---------------------------, 1996


                                        ----------------------------------
                                                      Signature



                                        ----------------------------------
                                            Signature (if held jointly)
------------------------------------------------------------------------------